UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SAREPTA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

215 First Street
Suite 415
Cambridge, MA 02142
www.sarepta.com

April 30, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Sarepta Therapeutics, Inc. (the “Company”), which will be held on Tuesday, June 2, 2015, at 9:00 A.M., local time, at the Company’s headquarters, 215 First Street, Suite 110B, Cambridge, MA 02142, for the following purposes:

1.	to elect, as Group II directors to hold office until the 2017 annual meeting of stockholders, or until their successors are earlier elected, the following three nominees: M. Kathleen Behrens, Ph.D., Richard J. Barry and Claude Nicaise, M.D.;
2.	to hold an advisory vote to approve, on a non-binding basis, named executive officer compensation;
3.	to approve an amendment to our Amended and Restated 2011 Equity Incentive Plan (the “Restated Plan”) to increase the number of shares underlying the awards that the Company may grant under the Restated Plan by 1,700,000 shares to 6,236,903 shares (plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 514,161 shares);
4.	to approve an amendment to our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of common stock from 50,000,000 to 99,000,000 shares, and authorized Preferred Stock from 3,333,333 shares to 6,500,000 shares, each with a par value of $0.0001 per share;
5.	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current year ending December 31, 2015; and
6.	to transact such other business as may properly come before the Annual Meeting, or any continuation, postponement or adjournment thereof.

The accompanying Notice of Meeting and proxy statement describe these matters. We urge you to read this information carefully.

The Company’s board of directors (the “Board”) unanimously believes that election of its director nominees, approval, on an advisory basis, of the compensation of our named executive officers, approval of the amendment to our Restated Plan, approval of the amendment to our Restated Certificate, and ratification of its selection of KPMG LLP as our independent registered public accounting firm are in our best interests and that of our stockholders, and, accordingly, recommends a vote FOR election of the three director nominees, FOR the approval, on an advisory basis, of the compensation of our named executive officers, FOR the amendment to our Restated Plan, FOR the amendment to our Restated Certificate and FOR the ratification of the selection of KPMG LLP as our independent registered public accountants.

In addition to the business to be transacted as described above, management will speak on our developments over the past year and respond to comments and questions of general interest to stockholders.

It is very important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. The Company may be significantly negatively impacted if it does not receive the required votes FOR proposals 3 and 4 as it will limit the Company’s ability to (i) use equity as an incentive for its employees and other service providers and (ii) execute corporate and other business plans, given that the Company’s share reserve under the Restated Plan and available authorized shares of common stock are very low, respectively. In addition, under the majority voting standard adopted by the Board in 2014, in uncontested elections, an incumbent director nominee who does not receive the majority of the votes cast by the shares represented and entitled to vote at the annual meeting, is expected to tender his or her resignation. You may vote on the Internet, by telephone, or by completing and mailing a proxy card, or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone, or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card, or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

On behalf of the Board, I would like to express our appreciation for your support of the Company.

Sincerely,

Edward Kaye, M.D.
Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

215 First Street
Suite 415
Cambridge, MA 02142
www.sarepta.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, June 2, 2015

To the Stockholders of Sarepta Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the 2015 annual meeting of stockholders (the “Annual Meeting”) of Sarepta Therapeutics, Inc., a Delaware corporation, will be held on Tuesday, June 2, 2015 at 9:00 A.M., local time, at the Company’s headquarters, 215 First Street, Suite 110B, Cambridge, MA 02142, for the following purposes:

1.	to elect, as Group II directors to hold office until the 2017 annual meeting of stockholders, or until their successors are earlier elected, the following three nominees: M. Kathleen Behrens, Ph.D., Richard J. Barry and Claude Nicaise, M.D.;
2.	to hold an advisory vote to approve, on a non-binding basis, named executive officer compensation;
3.	to approve an amendment to our Amended and Restated 2011 Equity Incentive Plan (the “Restated Plan”) to increase the number of shares underlying the awards that the Company may grant under the Restated Plan by 1,700,000 shares to 6,236,903 shares (plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 514,161 shares);
4.	to approve an amendment to our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of common stock from 50,000,000 to 99,000,000 shares, and authorized Preferred Stock from 3,333,333 shares to 6,500,000 shares, each with a par value $0.0001 per share;
5.	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the current year ending December 31, 2015; and
6.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. We are not aware of any other business to come before the meeting.

The Board has fixed the close of business on April 8, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof. A list of stockholders will be available for inspection by our stockholders at our principal executive offices at 215 First Street, Suite 415, Cambridge, MA 02142, beginning on, or before, May 22, 2015 and continuing through the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Tuesday, June 2, 2015: the Proxy Statement for the Annual Meeting and the Annual Report to Stockholders for the year ended December 31, 2014 are available at http://www.edocumentview.com/SRPT.

By Order of the Board of Directors,

David Tyronne Howton, Jr.
Senior Vice President, General Counsel and Corporate Secretary

Cambridge, MA
April 30, 2015

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU PLAN TO ATTEND, PLEASE NOTIFY US BY CONTACTING INVESTOR RELATIONS AT (617) 274-4050, OR INVESTORS@SAREPTA.COM.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU ALSO MAY VOTE YOUR SHARES ON THE INTERNET, OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

EVEN IF YOU HAVE PROVIDED US WITH YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

i

ii

iii

215 First Street
Suite 415 Cambridge, MA 02142
www.sarepta.com

PROXY STATEMENT FOR
THE SAREPTA THERAPEUTICS, INC. 2015 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING VOTING AND SOLICITATION

General

The board of directors (the “Board”) of Sarepta Therapeutics, Inc. (the “Company”) is soliciting your proxy to vote at the 2015 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, June 2, 2015, at 9:00A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. The Annual Meeting will be held at the Company’s Headquarters at 215 First Street, Suite 110B, Cambridge, MA 02142. We intend to mail this proxy statement, together with the accompanying proxy card, to those stockholders entitled to vote at the Annual Meeting for the first time on, or about, April 30, 2015. In the mailing, we will include copies of our Annual Report to stockholders for the year ended December 31, 2014. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

Who Can Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of record of our common stock, $0.0001 par value per share, as of the close of business on April 8, 2015. Your shares may be voted at the Annual Meeting only if you are present in person, or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on April 8, 2015, 41,354,142 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented. There is no cumulative voting. A majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy (i) in favor of the election of the three director nominees named in this proxy statement, (ii) in favor of the approval of the compensation of our named executive officers, (iii) in favor of the Restated Plan Amendment, (iv) in favor of an amendment to our Amended and Restated Certificate of Incorporation (the “Restated Certificate”), and (v) in favor of ratification of the selection of KPMG LLP as our independent registered public accountants for the year ending December 31, 2015. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement, or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by (i) sending to our corporate secretary at our principal executive office at 215 First Street, Suite 415, Cambridge, MA 02142, a written notice of revocation, or duly executed proxy card, in either case bearing a later date, (ii) by submitting another properly completed proxy over the Internet, (iii) by telephone using the number provided on the proxy card, or (iv) by attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. In order to be effective, all revocations or later-filed proxies delivered by mail must be delivered to us at our Cambridge, Massachusetts address not later than 5:00 P.M., local time, on the business day prior to the day of the Annual Meeting.

If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. You may also change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank or other nominee.

Voting of Shares

Stockholders of record as of the close of business on April 8, 2015 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the Annual Meeting. You may vote by attending the Annual Meeting and voting in person. You also may vote by proxy via the Internet, or by completing and mailing the enclosed proxy card, or the form forwarded by your bank, broker or other holder of record. You may also vote by telephone by calling the toll-free number found on the proxy card. The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on June 1, 2015. Stockholders who vote through the Internet or by telephone should be aware that they may incur costs such as access or usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card, or the form forwarded by your bank, broker or other holder of record by mail. All shares entitled to vote and represented by properly-executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

YOUR VOTE IS IMPORTANT.  The Company may be significantly negatively impacted if it does not receive the required votes FOR proposals 3 and 4 as it will limit the Company’s ability to (i) use equity as an incentive for its employees and other service providers and (ii) execute corporate and other business plans, given that the Company’s share reserve under the Restated Plan and available authorized shares of common stock are very low, respectively. In addition, under the majority voting standard adopted by the Board in 2014, in uncontested elections, an incumbent director nominee who does not receive the majority of the votes cast by the shares represented and entitled to vote at the annual meeting is expected to tender his or her resignation.

Required Vote

Proposal 1: Election of Sarepta Therapeutics, Inc. Directors.  In an uncontested election of directors where a quorum is present, each director nominee must receive the affirmative vote of a majority of the votes cast by the shares represented and entitled to vote at the Annual Meeting to be elected as director, except as otherwise required by statute, the Company’s Certificate of Incorporation or Bylaws. This means that each director nominee who receives an affirmative “FOR” by the majority of votes properly cast at the Annual Meeting will be elected to the Board. Under the Company’s Policy Statement on Majority Voting, a director who fails to obtain an affirmative vote “FOR” by the majority of votes will be required to tender his resignation and the Board or an authorized committee of the Board will determine whether to accept such resignation.

Proposal 2: Advisory Vote To Approve Named Executive Officer Compensation.   Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our compensation committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Proposal 3: Restated Plan Amendment and Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm.  The votes cast in favor must exceed the votes cast against for these proposals to be approved. Abstentions and broker non-votes, if any, will not have any effect on the results of these proposals.

Proposal 4: Certificate of Incorporation Amendment.  The affirmative vote of the holders of at least a majority of the shares of common stock entitled to vote at the Annual Meeting will be required to approve this proposal. As a result, abstentions, broker “non-votes,” or the failure to submit a proxy or vote in person at the annual meeting of shareholders will have the same effect as a vote against the proposal.

Counting of Votes

Proposals 1, 2, 3, 4, and 5: You may either vote “FOR,” “AGAINST” or “ABSTAIN” on these proposals.

A representative of Computershare Trust Company, N.A., our transfer agent, will tabulate votes and act as the independent inspector of election. All votes will be tabulated by the inspector of election, who will separately tabulate affirmative and negative votes, abstentions and broker “non-votes.” Shares held by persons attending the Annual Meeting but not voted, shares represented by proxies that reflect abstentions as to a particular proposal, and broker “non-votes” will be counted as present for purposes of determining a quorum.

Effect of Not Casting Your Vote

If you are a stockholder of record and you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no stockholder proposal or nomination was received on a timely basis; therefore, no such matters may be brought to a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a broker “non-vote.”

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015 (Proposal 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker “non-votes” are expected for Proposal 5.

The election of directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 2), the Restated Plan amendment (Proposal 3), and the Restated Certificate amendment (Proposal 4) are matters considered non-routine under applicable rules.

If you do not provide voting instructions to your broker or other nominee on these non-routine items (Proposals 1, 2, 3 and 4), such shares cannot be voted and will be considered broker “non-votes.”

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. If properly requested, copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail, or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers, or employees for such services. We also have retained Georgeson Inc. to assist us in the solicitation of proxies for a fee of $10,000. A list of stockholders will be available for inspection by our stockholders at our principal executive offices at 215 First Street, Suite 415, Cambridge, MA 02142, beginning on, or before, May 22, 2015 and continuing through the meeting.

Stockholder Proposals for the 2016 Annual Meeting

Stockholder proposals submitted for inclusion in our proxy materials for our 2016 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive offices no later than the close of business on January 1, 2016, provided that if the date of the annual meeting is earlier than May 3, 2016, or later than July 2, 2016, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Stockholders who do not wish to use the mechanism provided by the rules of the Securities and Exchange Commission (the “SEC”) in proposing a matter for action at the next annual meeting must notify us in writing of the proposal and the information required by the provisions of our Bylaws dealing with advance notice of stockholder proposals and director nominations. To be timely, under our Certificate of Incorporation, a stockholder’s written notice must be delivered to, or mailed and received at, our principal executive offices no later than the close of business on March 4, 2016, and no earlier than February 3, 2016; provided that, if the date of that annual meeting is more than 30 days before, or more than 60 days after, June 2, 2016, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Attending the Annual Meeting

Our Annual Meeting will begin promptly at 9:00 A.M., local time, on Tuesday, June 2, 2015, at our corporate headquarters at 215 First Street, Suite 110B, Cambridge, MA 02142.

All stockholders should be prepared to present photo identification for admission to the Annual Meeting. Admission will be on a first-come, first-served basis. If you are a beneficial stockholder and hold your shares in “street name,” you will be asked to present proof of ownership of your shares as of the record date. Examples of acceptable evidence of ownership include your most recent brokerage statement showing ownership of shares on the record date, or a photocopy of your voting instruction form. Persons acting as proxies must bring a valid proxy from a stockholder of record as of the record date. Your late arrival or failure to comply with these procedures could affect your ability to participate in the Annual Meeting.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name, and do not participate in electronic delivery of proxy materials will receive only one set of our proxy materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. We believe this will provide greater convenience for our stockholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect your rights as a stockholder.

If you are eligible for householding and currently receive multiple copies of our proxy materials with other stockholders of record with whom you share an address, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of these documents for your household, please contact our Corporate Secretary at 215 First Street, Suite 415, Cambridge, MA 02142, or at (617) 274-4000.

If you participate in householding and wish to receive a separate copy of our Annual Report on Form 10-K or this proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary at the address or telephone number indicated above and we will promptly deliver to you separate copies of these documents.

Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

SAREPTA THERAPEUTICS, INC. DIRECTORS AND EXECUTIVE OFFICERS

Directors, Director Nominees and Executive Officers

The following table sets forth certain information with respect to the directors, director nominees and executive officers of our Company as of April 30, 2015:

Name	Age	Position(s)(4)
Executive Officers
Edward M. Kaye, M.D.	66	Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer
Sandesh Mahatme	50	Senior Vice President, Chief Financial Officer
David Tyronne Howton, Jr.	43	Senior Vice President, General Counsel and Corporate Secretary
Jayant Aphale, Ph.D.	54	Senior Vice President, Technical Operations
Non-Employee Directors
William Goolsbee(1)(2)	61	Group I Director
Gil Price, M.D.(1)(3)	59	Group I Director
Hans Wigzell, M.D., Ph.D.(3)	76	Group I Director
M. Kathleen Behrens, Ph.D.(1)(2)(3)	62	Group II Director, Chairwoman of the Board of Directors
Anthony Chase(2)(3)(6)	60	Group II Director
John Hodgman(1)(2)(5)	60	Group II Director
Director Nominees
Claude Nicaise, M.D.	62	Group II Director Nominee
Richard J. Barry	56	Group II Director Nominee

(1)	Member of the compensation committee.
(2)	Member of the audit committee.
(3)	Member of the nominating and corporate governance committee.
(4)	The term of Group I Directors expires as of the date of the 2016 annual meeting, and the term of Group II Directors expires as of the date of the 2015 Annual Meeting.
(5)	We announced on January 12, 2015 that Mr. Hodgman notified the Company that he will be participating in an extended religious mission and, as a result, has decided to resign from his positions as Director, chairman of the audit committee and member of the compensation committee effective on the date of the Annual Meeting.
(6)	Mr. Chase is not a candidate for reelection at the 2015 Annual Meeting. Because Mr. Chase is not a candidate for reelection, he will no longer be a member of the audit and nominating and corporate governance committees following the Annual Meeting.

Edward M. Kaye, M.D., has served as our Interim Chief Executive Officer since March 31, 2015 and as our Senior Vice President, Chief Medical Officer since June 2011. Dr. Kaye was Group Vice President of Clinical Development at Genzyme Corporation, a biotechnology company, from April 2007 to June 2011, where he supervised the clinical research in the lysosomal storage disease programs and in the genetic neurological disorders. Prior to this, Dr. Kaye held various roles at Genzyme Corporation since 2001, including Vice President of Medical Affairs for Lysosomal Storage Diseases, Vice President of Clinical Research and Interim Head of PGH Global Medical Affairs. Dr. Kaye earned his B.S. in Biology from Loyola University and earned his M.D. at Loyola University Stritch School of Medicine. He received his Pediatric training at Loyola University Hospital, Child Neurology training at Boston City Hospital, Boston University, and completed his training as a Neurochemical Research Fellow (Geriatric Fellow) at Bedford VA Hospital, Boston University. Dr. Kaye was head of the section of Neurometabolism, Pediatric Neurology at The Floating Hospital for Children (Tufts University) and research fellow in gene therapy at Massachusetts General Hospital until 1996 when he moved to Philadelphia to become Chief of Pediatric Neurology and Director of the Barnett Mitochondrial Laboratory at St. Christopher’s Hospital for Children. In 1998, Dr. Kaye accepted the appointment as Chief of Biochemical Genetics at Children’s Hospital of Philadelphia and Associate Professor of Neurology and Pediatrics at the University Of Pennsylvania School Of Medicine until moving to Genzyme Corporation at the end of 2001. Dr. Kaye continues to serve as a Neurological Consultant at Children’s Hospital of Boston, and is on the editorial boards of a number of journals including Journal of Child Neurology. He also previously served on the board of Annals of Neurology. Dr. Kaye is also on the Medical/Scientific Advisory Boards of the United Leukodystrophy Foundation, Spinal Muscular Atrophy Foundation, CureCMD, CureDuchenne, and the Prize4Life.

Sandesh Mahatme has served as our Senior Vice President, Chief Financial Officer since November 2012. From January 2006 to November 2012, Mr. Mahatme worked at Celgene Corporation, a biopharmaceutical company, where he served in various roles, including Senior Vice President of Corporate Development, Senior Vice President of Finance, Corporate Treasurer and Head of Tax. While at Celgene, Mr. Mahatme built the treasury and tax functions before establishing the Corporate Development Department, focused on strategic, targeted initiatives including commercial development in emerging markets, acquisitions and licensing and global manufacturing expansion. Prior to working at Celgene, Mr. Mahatme worked for Pfizer Inc., a pharmaceutical company, for eight and a half years in senior roles in Business Development and Corporate Tax. Mr. Mahatme started his career at Ernst & Young LLP where he advised multinational corporations on a broad range of transactions. Mr. Mahatme holds Master of Laws (LL.M.) degrees from Cornell Law School and NYU School of Law and is a member of the New York State Bar Association. Mr. Mahatme is also a board member of Flexion Therapeutics, Inc.

David Tyronne Howton, Jr. has served as our Senior Vice President, General Counsel and Corporate Secretary since November 2012. From September 2011 to June 2012, Mr. Howton served as the Senior Vice President, Chief Legal Officer and as a member of the executive team at Vertex Pharmaceuticals Incorporated, a publicly traded biotechnology company, and in this capacity he participated in the general management of the company and oversaw all aspects of the Vertex global legal and compliance departments. Mr. Howton served as Senior Vice President Legal from July 2012 to November 2012 at Vertex. Prior to his appointment as Chief Legal Officer at Vertex, Mr. Howton served as the Chief Compliance Officer from September 2009 to August 2011 and, in this capacity, he was responsible for designing and implementing the Vertex corporate compliance program as well as chairing the company’s Corporate Compliance Committee. From 2003 to September 2009, Mr. Howton worked at Genentech, Inc., a biotechnology company, where he served in a number of legal roles before becoming the company’s chief healthcare compliance officer in 2006. Prior to joining Genentech in 2003, Mr. Howton was a member of the Sidley Austin LLP corporate healthcare practice where he advised on corporate transactions involving life science companies and provided regulatory counsel. Mr. Howton holds a B.A. from Yale University and a J.D. from Northwestern University School of Law.

Jayant Aphale, Ph.D., has served as our Senior Vice President, Technical Operations since December 2011. From January 2011 to December 2011, Dr. Aphale served as the President of Apex CMC Advisors, LLC, a biotechnology consulting company. From January 2010 to November 2010, Dr. Aphale served as a Vice President at GlaxoSmithKline plc, a publicly traded pharmaceutical company, in Belgium leading new product introductions, cGMP scale-up of clinical material manufacturing, U.S. government interactions and global technology transfer of marketed vaccines. From June 2008 to January 2010, Dr. Aphale was the Vice President of Manufacturing and Process Sciences at Enobia Pharma Corp., a biopharmaceutical company, where he structured their CMO network and led technology transfer and scale-up of their lead product in the rare disease space. Before Enobia, from 2006 to May 2008, Dr. Aphale served as Vice President, Manufacturing Operations and Project Management at Acambis plc, a biotechnology company, where, besides managing cGMP manufacturing across multiple sites, he established and implemented business processes in project and portfolio management and in transitioning clinical manufacturing to commercial scale. Dr. Aphale received his Ph.D. in Microbiology from Ohio State University in 1992 and a Master of Business Administration in Finance and Strategy from the University of North Carolina in 2002. He is a certified project manager (PMP) and holds the U.S. Regulatory Affairs Certification (RAC).

Christopher Garabedian served as a member of our Board from June 2010 and our President and Chief Executive Officer (“CEO”) from January 2011 until he resigned from both positions with the Company on March 31, 2015. Mr. Garabedian served as Vice President of Corporate Strategy for Celgene Corporation, a publicly-traded integrated global biopharmaceutical company, from July 2007 to December 2010, where he was responsible for assessing all potential business development transactions. From November 2005 to June 2007, Mr. Garabedian served as an independent consultant to early-stage biopharmaceutical companies. From

June 1997 to October 1998, and from November 1999 to November 2005, Mr. Garabedian worked at Gilead Sciences, Inc., a publicly-traded biopharmaceutical company, where he served in a number of global leadership roles, including Vice President of Corporate Development, Vice President of Marketing, and Vice President of Medical Affairs. While at Gilead Sciences, Mr. Garabedian’s responsibilities included managing corporate development initiatives, including portfolio review and planning, mergers and acquisitions and in-licensing activities, and leading four global product launches. Mr. Garabedian also held various commercial roles at COR Therapeutics, Inc. from 1998 to 1999 and at Abbott Laboratories from 1994 to 1997. He started his biopharmaceutical career as a consultant with Migliara/Kaplan Associates from 1991 to 1994. Mr. Garabedian received his B.S. in marketing from the University of Maryland.

Arthur M. Krieg, M.D., served as our Senior Vice President, Chief Scientific Officer from January 2014 through July 2014, when his employment by the Company ended. Prior to his time at Sarepta, Dr. Krieg served as Chief Executive Officer of RaNA Therapeutics since he co-founded the company in 2011. Prior to RaNA, he was Chief Scientific Officer of Pfizer’s Oligonucleotide Therapeutics Unit from 2008 to 2011. Previously, he was the Chief Scientific Officer, Executive Vice President of Research and Development, and co-founder of Coley Pharmaceutical Group, prior to its acquisition by Pfizer in 2008. Dr. Krieg discovered the immune stimulatory CpG DNA motif in 1994, which led to a new approach to immunotherapy and vaccine adjuvants. Based on this technology, he co-founded Coley Pharmaceutical Group in 1997, discovering and taking four novel oligonucleotides into clinical development. He was a co-founder of the first antisense journal, Nucleic Acid Therapeutics, which he edited for 16 years, and he co-founded the Oligonucleotide Therapeutic Society. He is a director of Cytos Biotechnology and a member of the scientific advisory boards of RaNA and Mirna Therapeutics. Dr. Krieg received his doctor of medicine degree from Washington University, completed a residency in internal medicine at the University of Minnesota and a rheumatology fellowship at the National Institutes of Health. Upon completing his medical training, he joined the University of Iowa, becoming professor of internal medicine in the Division of Rheumatology. He has published more than 240 scientific papers and is co-inventor on 47 issued U.S. patents covering oligonucleotide technologies.

William Goolsbee has served as a member of our Board since October 2007. He was Chairman of the Board from June 2010 through July 2014. He also serves as a member of the audit committee and the compensation committee. Mr. Goolsbee was founder, chairman and Chief Executive Officer of Horizon Medical Inc. from 1987 until its acquisition by a unit of UBS Private Equity in 2002. Mr. Goolsbee was a founding director of ImmunoTherapy Corporation in 1993, and became chairman of the board of directors in 1995, a position he held until overseeing the successful acquisition of ImmunoTherapy by Sarepta Therapeutics, Inc. in 1998. His experience prior to 1987 includes a series of increasingly responsible executive positions with CooperVision Inc. and Cooper Laboratories Inc. Mr. Goolsbee holds a B.A. degree from the University of California at Santa Barbara. Mr. Goolsbee served as Chairman of privately held BMG Pharma LLC, a pharmaceutical company, from 2006 through 2011 and presently serves as Chairman and Chief Executive Officer of BMG Hematology LLC, a product development and licensing company. Our nominating and corporate governance committee believes that Mr. Goolsbee’s 30-year career in the medical device and biopharmaceutical industries qualifies him for service as a member of the Board.

Gil Price, M.D., has served as a member of our Board since October 2007. He also serves as the chairman of the nominating and corporate governance committee and as a member of the compensation committee. Dr. Price is a clinical physician trained in internal medicine with a long-standing interest in drug development, adverse drug reactions, drug utilization and regulation. Since 2008, he has been the Chief Executive Officer and Chief Medical Officer of Drug Safety Solutions, provider of solutions for clinical and drug safety operations. From 1997 to 2002, Dr. Price was the director of clinical development for oncology at MedImmune, Inc., the biologics subsidiary of AstraZeneca. Prior to joining MedImmune, Dr. Price worked in the contract research organization sector. Dr. Price began his pharmaceutical career at GlaxoSmithKline Inc., where he worked for nearly nine years on both the commercial and research sides of that company. Dr. Price is a member of the American Medical Association, the Academy of Pharmaceutical Physicians and a past member of the American Society for Microbiology. Our nominating and corporate governance committee believes that Dr. Price’s experience in the clinical, research and commercial sectors in the fields of medicine and pharmaceuticals qualifies him for service as a member of the Board. Dr. Price received a B.A. from the University of Rio Grande and a M.D. from the University of Santiago.

Hans Wigzell, M.D., Ph.D., has served as a member of our Board since June 2010. He also serves as a member of our nominating and corporate governance committee. In the past five years, Dr. Wigzell has served as a director of Probi AB and currently serves as a director of RaySearch Laboratories AB, Swedish Orphan Biovitrum AB, and Valneva SE (a successor to Intercell AG). Since 2006, Dr. Wigzell has served as chairman of Karolinska Development AB, a company listed on the NASDAQ OMX Stockholm market that selects, develops and seeks ways to commercialize promising new Nordic lifescience innovations. Previously, he was the president of the Karolinska Institute, a medical university, from 1995 to 2003, and was general director of the National Bacteriological Laboratory in Stockholm from 1987 to 1993. Dr. Wigzell is chairman of the board of the Stockholm School of Entrepreneurship. He is an elected member of several national academies, including the Swedish Royal Engineering Academy, Sweden; the Royal Academy of Science, Sweden; the Danish Academy of Arts and Letters; the American Academy of Arts and Sciences; the Finnish Science Society; and the European Molecular Biology Organization. In addition to serving as president of the Karolinska Institute, his academic career includes being Chairman of the Nobel Prize Committee, and the Karolinska Institute and Distinguished External Advisory Professor of Ehime University, Japan. Additionally, Dr. Wigzell was appointed Chairman of the Nobel Assembly in 2000. Our nominating and corporate governance committee believes that Dr. Wigzell’s experience serving in leadership roles in various scientific and biotechnology institutions and companies in countries around the world qualifies him to serve as a member of the Board. He holds an M.D. and Ph.D. from the Karolinska Institute in Stockholm and he has received honorary doctorate degrees at University “Tor Vergata” in Rome, Ital, Turku University in Finland and The Feinstein Institute in New York.

M. Kathleen Behrens, Ph.D., has served as a member of our Board since March 2009 and Chairwoman of the Board since April 2015. She also serves as member of the nominating and corporate governance committee and audit committee, as well as chairwoman of the compensation committee. Dr. Behrens served as a member of the President’s Council of Advisors on Science and Technology (“PCAST”) from 2001 to early 2009 and as chairwoman of PCAST’s Subcommittee on Personalized Medicine. She has served as a public-market biotechnology securities analyst as well as a venture capitalist focusing on healthcare, technology and related investments. She was instrumental in the founding of several biotechnology companies including Protein Design Labs, Inc. and COR Therapeutics, Inc. She worked for Robertson Stephens & Co. from 1983 through 1996, serving as a general partner and managing director. Dr. Behrens continued in her capacity as a general partner for selected venture funds for RS Investments, an investment management and research firm, from 1996 through December 2009, after management led a buyout of that firm from Bank of America. While Dr. Behrens worked at RS Investments, from 1996 to 2002, she served as a Managing Director at the firm and, from 2003 to December 2009, she served as a consultant to the firm. From 1997 to 2005, she was a director of the Board on Science, Technology and Economic Policy for the National Research Council, and from 1993 to 2000 she was a director, president, and chairwoman of the National Venture Capital Association. Since December 2009, Dr. Behrens has worked as an independent life sciences consultant and investor. Dr. Behrens was a director of Amylin Pharmaceuticals, Inc. from June 2009 until Amylin’s sale in August 2012 to Bristol-Myers Squibb Company. Dr. Behrens also served as the President and Chief Executive Officer of a private oncology services company, KEW Group Inc., based in Cambridge, Massachusetts from January 2012 to July 2014. Our nominating and corporate governance committee believes that Dr. Behrens’ significant experience in the financial services and biotechnology sectors, as well as in healthcare policy, qualifies her for service as a member of the Board. Dr. Behrens holds a B.S. in Biology and a Ph.D. in Microbiology from the University of California, Davis.

Anthony Chase has served as a member of our Board since April 2010. He also serves as a member of the audit committee and the nominating and corporate governance committee. Mr. Chase is not a candidate for reelection at the 2015 Annual Meeting and therefore will not be a member of the Board or its commitees after the Annual Meeting. Mr. Chase serves as Chairman and Chief Executive Officer of ChaseSource, L.P., a Houston-based staffing and real estate development firm, a position he has held since October 2006, and ChaseSource Real Estate Services, L.P., a position he has held since January 2008. He also serves on the board of directors of Paragon Offshore PLC (traded on the New York Stock Exchange under the symbol PGN) since June 2014. Previously, he was Chairman and Chief Executive Officer of ChaseCom, L.P., a global customer relationship management and staffing services company, from January 1997 to December 2007, when ChaseCom, L.P. was acquired by AT&T. Mr. Chase is a tenured Professor at the University of Houston

Law Center where he began teaching in 1990. Mr. Chase is a member of the American Bar Association and State Bar of Texas. Since February 2014, Mr. Chase has served as a director of Anadarko Petroleum Corporation and, in the past five years, has served as a director of Western Gas Holdings, LLC and the Cornell Companies, Inc. He is a member of the Council on Foreign Relations. Our nominating and corporate governance committee believes that Mr. Chase’s experience in leadership positions in public companies qualifies him for service as a member of the Board. Mr. Chase received an A.B., with honors, from Harvard College, a J.D. from Harvard Law School, and an M.B.A. from Harvard Business School.

John Hodgman has served as a member of our Board since March 2004 and served as Interim Chairman of the Board from July 2014 to April 2015. In January 2015, we announced that Mr. Hodgman would resign from his currently held positions with the Board and its committees, effective as of the date of our 2015 Annual Meeting, to participate on an extended religious mission. He also serves as the chairman and financial expert of the audit committee and as a member of the compensation committee. He has served as the Executive Vice President of Finance and Chief Financial Officer of InterMune, Inc., a biotechnology company, since March 2013, after serving as Senior Vice President and Chief Financial Officer since joining InterMune in 2006. He served as the Chairman of Cygnus, Inc., a biopharmaceutical company, from 1999 to 2008, and as President and Chief Executive Officer of that company between 1998 and 2006. Mr. Hodgman joined Cygnus in 1994 as Vice President of Finance and Chief Financial Officer, and between 1995 and 1998, he also served as president of Cygnus Diagnostics. He was President and Chief Executive Officer of Aerogen, Inc., a biopharmaceutical company, from June 2005 to October 2005 when that company was sold to Nektar, Inc. Mr. Hodgman served as a member of the board of directors of Immersion Corporation from 2002 to 2012. Mr. Hodgman holds a B.S. from Brigham Young University and an M.B.A. from the University of Utah.

Richard J. Barry, a long time stockholder of the Company, has served as a director for Elcelyx Therapeutics, a pharmaceutical company, since February 2013 and is a Managing Member of GSM Fund, LLC, a fund established for the sole purpose of investing in Elcelyx. Mr. Barry has also been a Partner and Advisory Board member of the San Diego Padres since 2009 and an Advisory Board member for the Schreyer Honors College at Pennsylvania State University since 2014. He previously served as a director of Cluster Wireless, a San Diego-based software company, and Blacklight Power, an energy research company. Mr. Barry has extensive experience in the investment management business. He was a founding member of Eastbourne Capital Management LLC, a large equity hedge fund investing in a variety of industries, including health care, and served as a Managing General Partner and Portfolio Manager from 1999 to its close in 2010. Prior to Eastbourne, Mr. Barry was a Portfolio Manager and Managing Director of Robertson Stephens Investment Management. Mr. Barry also spent over 13 years in various roles in institutional equity and investment management firms, including Lazard Freres, Legg Mason and Merrill Lynch. Mr. Barry holds a B.A. from Pennsylvania State University. Our nominating and corporate governance committee believes that Mr. Barry’s significant experience in the financial sector and extensive knowledge of the pharmaceutical industry qualifies him for service as a member of the Board.

Claude Nicaise, M.D., is the owner of Clinical Regulatory Services, a company providing advice on clinical and regulatory matters to biotechnology companies. Prior to that, Dr. Nicaise was a Senior Vice President of Strategic Development and Global Regulatory Affairs at Alexion Pharmaceuticals from 2008 to 2014. From 1983 to 2008, Dr. Nicaise served in various positions of increasing responsibility at Bristol-Myers Squibb, including the following senior management positions: Vice-President of Global Development, Vice-President Worldwide Regulatory Science and Strategy, and leadership positions in Oncology, Infectious Disease and NeuroScience development. Dr. Nicaise received his medical degree from the Universite libre de Bruxelles in Belgium. Our nominating and corporate governance committee believes that Dr. Nicaise’s significant experience in the pharmaceuticals sector, including in clinical and regulatory affairs, qualifies him for service as a member of the Board.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

ELECTION OF SAREPTA THERAPEUTICS, INC. DIRECTORS

(Proposal 1)

General

As of the date of this proxy statement, our Board is composed of six directors. Our Bylaws currently permit a maximum of seven directors and a minimum of one director. The Board may change from time to time the number of directors or, as permitted by the bylaws, by resolution of our Board, but no decrease in the number of authorized directors will have the effect of shortening the term of any incumbent director. In April 2015, the Board reduced the maximum size of the Board from seven to six members.

Pursuant to our Restated Certificate, when there are six or more positions on the Board, the positions are divided into two equal, or nearly equal, groups, denoted as Group I and Group II. In even years, stockholders elect directors to fill all Group I positions, and in odd years, stockholders elect directors to fill all Group II positions. There is no cumulative voting for election of directors.

The following table sets forth the names of, and other information about, each of the nominees for election as a Group II director and those directors who will continue to serve after the Annual Meeting.

Name	Age	Director Since	Expiration of Term	Position(s) Held With Sarepta
Group I Continuing Directors:
William Goolsbee	61	2007	2016	Director
Gil Price, M.D.	59	2007	2016	Director
Hans Wigzell, M.D., Ph.D.	76	2010	2016	Director
Group II Director Nominees:(1)
M. Kathleen Behrens, Ph.D.	62	2009	2017	Director and Chairwoman of the Board of Directors
Richard J. Barry	56	—	2017	—
Claude Nicaise, M.D.	62	—	2017	—

(1)	As we announced on January 12, 2015, Mr. Hodgman notified the Company that he has decided to resign from his positions as Director, chairman of the audit committee and member of the compensation committee, effective on the date of the Annual Meeting, in order to participate in an extended religious mission. Mr. Chase is not a candidate for reelection at the 2015 Annual Meeting.

Directors for a group whose terms expire at a given annual meeting may be up for reelection for another two-year term at that meeting. Each director’s term will continue until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the two groups so that, as nearly as possible, each group will consist of one-half of the directors. This classification of our Board may have the effect of delaying or preventing changes in control of management. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. There are no family relationships among any of our directors or executive officers.

Nominees for Group II Directors Election at the 2015 Annual Meeting of Stockholders

There are three nominees standing for election as Group II directors this year. Based on the report of the nominating and corporate governance committee, our Board has approved the nomination, as Group II Directors, of M. Kathleen Behrens, Ph.D., for re-election as continuing director, and Richard J. Barry and Claude Nicaise, M.D., who would serve on the Board for the first time if elected. The Board’s nominating and corporate governance committee annually evaluates the composition of the Board to assess the skills and experiences that are currently represented on the Board and those that will be valuable given the Company’s current and future needs. In appointing Dr. Behrens as Chairwoman of the Board and selecting Dr. Behrens, Mr. Barry and Dr. Nicaise as director nominees, the nominating and corporate governance committee and the Board took into consideration, among other things, the recent changes in management, the planned resignation of Mr. Hodgman, the Company’s strategic and regulatory plans, and the interest of the Company’s stockholders. For additional considerations related to the process followed by the nominating and corporate governance committee and the Board in making Board composition decisions this year, please read “Corporate Governance and Board Matters — Nominating and Corporate Governance Committee.” Mr. Barry and Dr. Nicaise were brought to the attention of the Board as potential nominees by persons who then were members of the Board. If elected, each of Dr. Behrens, Mr. Barry and Dr. Nicaise will hold office as a Group II director until our 2017 annual meeting of stockholders or until their successors are earlier elected.

If you sign your proxy or voting instruction card, but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as directors. If any of Dr. Behrens, Mr. Barry or Dr. Nicaise becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Vote Required and Board of Recommendation

The nominees receiving the majority of votes cast and entitled to vote at the Annual Meeting will be elected as directors.

The Board recommends that stockholders vote “FOR” the election of each of Dr. Behrens, Mr. Barry and Dr. Nicaise, as Group II Directors, to the Board.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal 2)

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the 2014 compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

At our 2014 annual meeting, holders of approximately 70% of shares eligible to vote approved our 2013 named executive compensation. In addition, during 2014, we reached out to our largest shareholders and solicited their feedback on our compensation practices. In setting the 2014 compensation for our named executive officers, the compensation committee continued to apply the principles and philosophy it has used in previous years and considered the feedback received from our shareholders on our compensation practices. Given the decline in the Company’s one year total shareholder returns (“TSRs”), as detailed in the highlights section below, the overall compensation for our named executive officers was reduced in 2014, compared to compensation levels in 2013. We believe the reduction in the overall compensation of our named executive officers in 2014 is consistent with our executive compensation philosophy and in line with the performance of the Company in 2014.

As described in detail under the section below captioned “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain senior executive management, to motivate their performance toward clearly defined goals, and to align their long term interests with those of our stockholders. We urge our stockholders to read the “Compensation Discussion and Analysis” and the tables and narrative that follow for additional details about our executive compensation program, including information about the 2014 compensation paid to our named executive officers.

As we describe in our “Compensation Discussion and Analysis,” our executive compensation program includes a significant pay-for-performance component that supports our business strategy and aligns the interests of our executives with that of our stockholders. In particular, our compensation program rewards financial, strategic and operational performance, and the goals set for each performance category support our long-range plans and stockholder value creation. In light of the achievement of personal goals by our named executive officers, as applicable, and our corporate goals for 2014, we believe that the compensation paid to our named executive officers was appropriate.

In addition, to discourage excessive risk taking, our compensation committee maintains discretion to increase or decrease any incentive plan compensation, allowing the committee to consider the circumstances surrounding individual performance and adjust payments accordingly. Additionally, the multi-year vesting of the long-term equity incentives awarded to our named executive officers in 2014 discourages an inappropriate focus on short-term results at the risk of long-term, sustained performance.

2014 Compensation Program Highlights

The compensation committee continued to work to ensure that management’s interests are aligned with our stockholders’ interests in setting the compensation for executives in 2014.

As discussed in more detail under the section below captioned “Compensation Discussion and Analysis,” we believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. In 2014, the compensation committee set goals and objectives, and measured performance, on the basis of personal and corporate achievements that it believes will position us for sustainable success. We believe that the 2014 compensation of our named executive officers was appropriate and aligned with our 2014 results. Our 2014 compensation program highlights are set forth below.

•	The compensation committee balanced the negative TSRs in the short-term with the strong long-term performance of the Company in making compensation decisions in 2014. In particular, in 2014, the compensation committee made several changes to our executive compensation including (i) reducing the total number of options granted to our Chief Executive Officer in 2014 to approximately half of the options granted to him in 2013, (ii) reducing the overall compensation to each of our named executive officers from what they were provided in 2013, (iii) reducing the total value of equity awards granted to our named executive officers in 2014, based on a 30-day average price of our common stock and Black-Scholes valuation model, on average by approximately 50% of the total value of the 2013 equity awards granted to each named executive officer, and (iv) paying bonuses for 2014 corporate performance below target at 80% (down from the 125% that was paid for 2013 corporate performance).
•	The compensation committee undertook a competitive landscape analysis, with the input of an independent compensation consultant, to determine the appropriate compensation levels for our named executive officers in 2014. Peer compensation levels were a large driver in the compensation committee’s executive compensation decisions. For example, the 2014 compensation for our Chief Executive Officer vis-a-vis the Chief Executive Officers in the Company’s 2014 peer group, as recommended by the independent compensation consultant and approved by the compensation committee, was as follows: base salary was at the 40th percentile, target total cash was at the 25th percentile, and total equity ownership in the Company was at the 75th percentile.
•	A majority of the total compensation paid to our named executive officers was in the form of variable, or “at risk,” compensation. Variable compensation is tied to the achievement of performance goals (annual cash incentive bonus), stock price appreciation, or longer-term strategic goals tied to specified corporate achievements (long-term equity incentives).
•	We continue to emphasize stock options as a key element of our compensation program, so that our named executive officers are rewarded only when the Company makes progress toward achieving its goals and, in return, our stock price increases. At the time option grants were approved by the compensation committee in 2014, our stock was trading at $29.03 per share, which became the exercise price of the annual grant options granted to our named executive officers in 2014.
•	In 2014, the equity grants awarded to each of our named executive officers were in the form of time-based options only (and not performance-based options) given that the milestones for the performance-awards granted in 2013 (getting eteplirsen approved and filing investigational new drug applications (“INDs”)) span a three year performance period ending in 2016. Our compensation committee did not deem it appropriate to grant additional performance shares to our named executive officers in 2014 given that the milestones that would have been chosen would be duplicative of or dependent on the achievement of the milestones underlying the 2013 performance-based awards.
•	The time-based and performance-based options granted to our executives in 2013 and 2014 are all subject to a four-year vesting period. The performance-based awards granted in 2013 become eligible for time-based vesting in varying percentages only upon the achievement of the applicable milestones within the three-year performance period. Given that the Company filed two INDs in 2014, 30% of the 2013 performance-based award for each named executive officer became eligible for vesting over a four-year period beginning with the grant date and will complete vesting in 2017. We believe the mix of performance-based and time-based options in 2013 and 2014 strikes an appropriate balance by providing our named executive officers with appropriate long-term incentives while taking into account the Company’s short and long-term performance.
•	Incentive cash bonus awards are a smaller component of the overall compensation provided to our named executive officers as we emphasize equity awards to better align the interests of our named executive officers with those of our stockholders. Consistent with our compensation philosophy, we based incentive cash bonus awards made to our named executive officers on Company achievements of operational and strategic objectives. The corporate goals set by the compensation committee for 2014 included (i) advancing eteplirsen and our Duchenne muscular dystrophy (“DMD”) product candidates towards potential approval, (ii) growing our pipeline of product candidates outside of DMD, (iii) enhancing our supply chain to support expanded clinical and potential commercial needs, and (iv) maintaining corporate integrity all of which we believe are drivers for creating long-term stockholder value. Based on 2014 corporate and individual goal achievement, our named executive officers received a range of 80% – 85% of their total target incentive cash bonus awards with the bonus incentive opportunity for our 2014 Chief Executive Officer being below the 25th percentile of our 2014 peer group.
•	Our named executive officers were not provided with any excessive “executive perquisites,” such as home loss buyouts.
•	Change in control accelerated vesting rights for our named executive officers are subject to a double trigger (a change in control must occur and the executive must be terminated without cause or resign for good reason).

Our compensation committee regularly reviews the compensation program for our named executive officers to ensure it achieves the desired goals of aligning their compensation structure with our stockholders’ interests and current market practices. We believe that our named executive officers’ compensation programs have been effective at encouraging the achievement of positive results, appropriately aligning pay and performance, and enabling us to attract and retain talented executives.

Advisory Vote and Board Recommendation

We request stockholder approval, on an advisory basis, of the 2014 compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables, and the narrative disclosures that accompany the compensation tables within this proxy statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

Accordingly, we ask that you vote “FOR” the following resolution at this meeting:

“RESOLVED, that the stockholders of Sarepta Therapeutics, Inc. approve, on an advisory basis, the compensation of the named executive officers for 2014, as disclosed in Sarepta Therapeutics, Inc.’s proxy statement for the Annual Meeting of Stockholders held in 2015 pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table, and the other related tables and disclosure within the proxy statement.”

You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to approve the compensation of our named executive officers. As an advisory vote, the outcome of the vote on this proposal is not binding upon us.

Vote Required and Board Recommendation

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our compensation committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations. Unless the Board modifies its determination on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the annual meeting of stockholders in 2016.

The Board recommends that stockholders vote “FOR” the compensation of our named executive officers.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

RESTATED PLAN AMENDMENT

(Proposal 3)

Proposal

The Company and the Board have proposed an amendment to our Amended and Restated 2011 Equity Incentive Plan (the “Restated Plan”) to increase the number of shares underlying the awards that the Company may grant under the Restated Plan by 1,700,000 shares to 6,236,903 shares (plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 514,161 shares).

Purpose and Effect of the Proposal

Our Board believes it is important to obtain the additional 1,700,000 shares requested for the share reserve under the Restated Plan given that the current number of shares available for awards under the Restated Plan is not sufficient for the Company to provide equity incentives to eligible employees, consultants and advisors over the next year which could inhibit the quality of service providers that the Company is able to attract and retain. In this proxy statement, we refer to any grant from the Restated Plan as an “Award.” As of March 31, 2015, we had issued 366,655 shares of common stock under the Restated Plan that are no longer subject to outstanding awards, 6,290,598 shares of common stock that are subject to unexercised options or unvested restricted stock awards (“RSAs”) and up to 441,500 shares that may be issued pursuant to outstanding performance share awards, leaving 215,599 shares of common stock available for Awards. The weighted average exercise price and remaining contractual life of the 6,278,598 stock options outstanding was $22.81 and 8.5 years, respectively. The weighted average grant date fair value and remaining contractual life of the 12,000 shares of unvested RSAs was $21.47 and 0.7 year, respectively. As of March 31, 2015, approximately 211 of our employees, officers, consultants and directors were eligible to participate in the Restated Plan, of which four were named executive officers, 199 were non-executive employees, six were non-employee directors and two were consultants. We do not believe that the remaining share reserve under the Restated Plan is sufficient to meet the Company’s anticipated grants of Awards in certain success scenarios if the Company were to commercialize over the next one to two years.

If our stockholders do not approve the amendment to increase the share reserve under the Restated Plan, the Restated Plan will remain in effect; however, we believe that the shares available for equity-based compensation will be quickly depleted, and we will lose our ability to use equity as a compensation and incentive tool and instead will have to increase the use of cash-based awards to incentivize, motivate and retain our employees. Based on our historical burn rates, disclosed below, our Board anticipates that the additional 1,700,000 shares requested will enable the Company to fund its current equity compensation program for one to two years, subject to changes in our growth strategy, accommodating anticipated grants related to the hiring, retention and promotion of employees in a successful commercialization scenario. In its determination to recommend that our Board approve the amendment to the Restated Plan to increase the share reserve, the compensation committee reviewed the burn rate, dilution and overhang metrics disclosed below with reference to peer and broader industry practices. In connection with an ongoing derivative shareholder suit in 2014, we may make some additional changes to our named executive officers and director compensation program. See “Compensation Discussion and Analysis — Potential Change to Director and Executive Compensation.”

Introduction and Background for Current Request to Increase the Share Reserve

On May 1, 2011, our Board adopted, and on June 13, 2011 our shareholders approved, the Sarepta Therapeutics, Inc. 2011 Equity Incentive Plan (“Incentive Plan”). In addition, on June 4, 2013, our shareholders approved an amendment and restatement of the Incentive Plan (“Restated Plan”). On April 13, 2015, our Board approved the adoption of an amendment to the Restated Plan, subject to stockholder approval, to increase the number of authorized shares that can be awarded to our employees, consultants and advisors under the Restated Plan by 1,700,000 shares to 6,236,903 shares, in each case, plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 514,161 shares. The Restated Plan currently has 4,536,903 authorized shares plus (i) any shares reserve but not issued pursuant to the Company’s 2002 Equity Incentive Plan (the “2002 Plan”) as of June 13, 2011 (up to a maximum of 2,072,457 shares) and (ii) any shares subject to options or similar awards under the 2002 Plan that expire or otherwise terminated without having been exercised in full and shares issued pursuant to awards granted under the 2002 Plan that are forfeited to or repurchased by the Company at the original issuance price (up to a maximum of 11,086,073). Pursuant to the proposed Restated Plan amendment, we have updated the Restated Plan share reserve formula to reflect the appropriate number of 2002 Plan shares that can become available in the Restated Plan and we have reduced the Restated Plan’s maximum number of Incentive Stock Options that may be issued under the Restated Plan from 25 million shares to 5 million shares in order to provide a reasonable limit based on the revised share reserve and to reflect the current capitalization of the Company. Our named executive officers and members of our Board are eligible to receive awards under the Restated Plan, and therefore, have an interest in this proposal. Awards under our Restated Plan are a major part of our long-term incentive program for our employees, consultants and members of our Board. As noted in the “Compensation Discussion and Analysis,” we have long recognized that having an ownership interest in the Company is critical to aligning the financial interests of our employees, directors and other parties eligible for awards under the Restated Plan, with the interests of our shareholders.

The Importance of Equity Compensation

Our Board believes that long-term equity awards are an extremely important way to attract and retain key employees, including a talented executive team, and align the employees’ and executives’ interests with the Company’s shareholders. Our Board also believes that long-term equity compensation is essential to link executive compensation with long-term shareholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. We believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for shareholders.

Key Historical Equity Metrics

Approval of the amendment that increases the share reserve under the Restated Plan will enable us to compete effectively in the competitive market for employee talent over the next one to two years, subject to changes in our growth strategy while maintaining reasonable burn rates and overhang.

•	Our net burn rate has ranged from 2.9% to 5.6% over the prior three years and is appropriate and reasonable for the current stage of the Company.
•	Our three-year average gross burn rate of 5.7% is below the estimated ISS global industry classification standard (“GICS”) burn rate limit for our industry and for Russell 3000 Pharmaceuticals and Biotechnology companies of 5.99%.
•	The following table shows how the key equity metrics have changed over the past three fiscal years under the equity incentive plans:

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Key Equity Metrics	2014	2013	2012	3-Year Average (2012 – 2014)
Shares subject to awards granted(1)	1.7 million	2.3 million	1.5 million	1.8 million
Gross burn rate(2)	4.2%	6.7%	6.3%	5.7%
Net burn rate(3)	2.9%	5.6%	4.6%	4.4%
Dilution at Fiscal Year End(4)	18.9%	19.2%	12.3%	16.8%
Overhang at Fiscal Year End(5)	13.1%	11.6%	8.7%	11.1%

(1)	Reflects total number of shares subject to equity awards granted during the fiscal year and excludes any cancelled or forfeited equity awards.
(2)	Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and excludes any cancelled or forfeited equity awards.
(3)	Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and takes into account any cancelled or forfeited equity awards.
(4)	Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.
(5)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Summary of the Restated Plan

The following paragraphs provide a brief summary of the principal features of the Restated Plan, which is incorporated herein by reference, and its operation. Because the following is a summary, it may not contain all of the information that is important to you. The description that follows is qualified in its entirety by reference to the full text of the Restated Plan. The closing price of the Company’s common stock on April 8, 2015 was $14.23.

Background and Purpose of the Plan

The Restated Plan permits the grant of the following types of Awards: (i) non-statutory stock options that are not intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (“Code”), incentive stock options that are intended to qualify for favorable tax treatment under Section 422 of the Code and stock appreciation rights (“SARs”) granted at the fair market value of our common stock on the date of grant and (ii) RSAs, restricted stock units (“RSUs”) and performance units and performance shares, (collectively “Full Value Awards”). The amendment to the Restated Plan would, if approved, increase the total number of shares remaining available for grant under the Restated Plan to 1,915,199 (based on 215,199 shares remaining available for grant as of March 31, 2015). In addition, the Restated Plan provides that for each share of common stock subject to a Full Value Award granted under the Restated Plan, the share reserve under the Restated Plan will be decreased by 1.41 shares. Correspondingly, for each share of common stock subject to a Full Value Award that is forfeited or expires, the shares available under the Restated Plan shall be increased by 1.41 shares.

Under the Restated Plan, the maximum number of shares underlying Awards that may be issued under the Restated Plan is 4,536,903, plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 514,161 shares. As of March 31, 2015, approximately 215,599 shares were available for Awards under the Restated Plan.

The Restated Plan is intended to attract, motivate, and retain employees, consultants, and non-employee directors who provide significant services to us. The Restated Plan also is intended to further our growth and profitability.

Administration of the Plan

Our Board, or a committee appointed by our Board (the “Administrator”), administers the Restated Plan. Currently, the compensation committee of our Board is acting as the Administrator.

Subject to the terms of the Restated Plan, the Administrator has the discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Restated Plan and outstanding Awards. To make grants to certain officers and key employees of our Company, the members of the Administrator must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In addition, Awards that are intended to be qualified performance-based compensation as described under Section 162(m) of the Code may only be granted by an Administrator of two or more “outside directors” within the meaning of Section 162(m) of the Code.

If an Award, or an award currently outstanding under any of our prior equity compensation plans that have been approved by our shareholders, expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Restated Plan. Pursuant to the Restated Plan, for each share of common stock subject to a Full Value Award that is forfeited or expires, the shares available under the Restated Plan shall be increased by 1.41 shares. As of March 31, 2015, there were 12,000 awards outstanding under our prior equity compensation plans. If we experience a stock dividend, reorganization or other change in our capital structure, the Administrator has the discretion to adjust the number of shares available for issuance under the Restated Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards; Performance Criteria

The Administrator selects the employees, directors and consultants who will be granted Awards under the Restated Plan. Non-statutory stock options, SARs and Full Value Awards may be granted to employees, directors and consultants, however, incentive stock options can only be granted to employees. Awards made to our non-employee directors are generally made under the Restated Plan pursuant to the Non-Employee Director Compensation Policy. The actual number of individuals who will receive an Award under the Restated Plan cannot be determined in advance, because the Administrator has the discretion to select the participants.

In determining whether an Award should be made, and what the vesting schedule for any such Award should be, the Administrator may impose whatever conditions to vesting that it determines to be appropriate. For example, the Administrator may decide to grant an Award only if the participant satisfies performance goals established by the Administrator. The Administrator may set performance periods and performance goals that differ from participant to participant. The Administrator may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. Currently, performance goals may be based on business criteria including: attainment of research and development milestones, bookings, business divestitures and acquisitions, cash flow, cash position, contract awards or backlog, customer renewals, customer retention rates from an acquired company, business unit or division, earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings), earnings per share, expenses, gross margin, growth in shareholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, overhead or other expense reduction, product defect measures, product release timelines, productivity, profit, return on assets, return on capital, return on equity, return on investment, return on sales, revenue, revenue growth, sales results, sales growth, stock price, time to market, TSR or working capital.

Any performance goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets, and may be measured relative to a peer group or index. The performance goals may also differ from participant to participant and from award to award. Performance goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the

Administrator prior to the issuance of an Award and which is consistently applied with respect to a performance goal in the relevant performance period. The Administrator will appropriately adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s Annual Report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results. To the extent that the Administrator determines it to be desirable to qualify awards granted under the Restated Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals will be set by the Administrator within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for the performance period. In determining the amounts earned by a participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual performance or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a performance period only if the performance goals for such period are achieved.

Appreciation Awards

Stock Options.  A stock option is the right to purchase shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the Restated Plan, the Administrator may grant non-statutory and incentive stock options. The Administrator will determine the number of shares covered by each option provided that during any fiscal year no participant is granted options covering more than 500,000 shares, provided that in connection with his or her initial service as an employee, an employee may be granted options covering up to an additional 500,000 shares.

The exercise price of the shares subject to each non-statutory stock option and incentive stock option cannot be less than one hundred percent (100%) of the fair market value of our common stock on the date of the grant. In the case of an incentive stock option granted to a participant who at the time of grant owns stock representing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, the exercise price of the shares subject to each incentive stock option cannot be less than one-hundred ten percent (110%) of the fair market value of our common stock on the date of the grant. The Restated Plan prohibits any re-pricing of options after their grant, other than with shareholder approval.

Any option granted under the Restated Plan cannot be exercised until it becomes vested. The Administrator establishes the vesting schedule of each option at the time of the grant. Options become exercisable at the times and on the terms established by the Administrator. Options granted under the Restated Plan expire at the times established by the Administrator, but not later than ten (10) years after the grant date. In the case of an incentive stock option granted to a participant who at the time of grant owns stock representing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, the maximum term of incentive stock option will be five (5) years after the grant date.

The exercise price of each option granted under the Restated Plan must be paid in full at the time of the exercise. The Administrator may permit payment by cash, check, the forfeiture of shares subject to the Award, the tender of shares that are already owned by the participant, a broker-assisted cashless exercise, or by any other means that the Administrator determines to be consistent with the purpose of the Restated Plan.

Stock Appreciation Rights.  Awards of SARs may be granted pursuant to the Restated Plan. The Administrator determines the terms and conditions of SARs. However, no participant will be granted SARs covering more than 500,000 shares during any fiscal year, provided that in connection with his or her initial service as an employee, an employee may be granted SARs covering up to an additional 500,000 shares. In addition, no SAR may be granted at less than fair market value of our common stock on the grant date, or have a term of over ten (10) years from the date of grant. Upon exercising a SAR, the holder of such right shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price by (ii) the number of shares with respect to which the SAR is exercised. The Company’s obligation arising upon the exercise of a SAR may be paid in shares or in cash, or any combination thereof, as the Administrator may determine.

Full Value Awards

Under the Restated Plan, the Administrator can make the following Full Value Awards:

Restricted Stock.  Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Administrator. The Administrator will determine the number of shares of restricted stock granted to any participant, provided that for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no participant will receive more than an aggregate of 100,000 shares of restricted stock during any fiscal year. However, in connection with his or her initial service as an employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an employee may be granted an aggregate of up to an additional 100,000 shares of restricted stock. Unless the Administrator determines otherwise, once the restricted stock is issued, voting, dividend and other rights as a shareholder will exist with respect to the restricted stock. However, the restricted stock will not be transferable until the restricted stock vests.

Restricted Stock Units.  “RSUs” are awards that obligate the Company to pay the recipient of the award a value equal to the fair market value of a specific number of shares of the Company common stock in the future if the vesting terms and conditions scheduled by the Administrator are satisfied. The Administrator will determine the number of shares that are subject to such RSUs, provided that for RSUs intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no participant will receive more than an aggregate of 100,000 RSUs during any fiscal year. However, for RSUs intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an employee, an employee may be granted an aggregate of up to an additional 100,000 RSUs. Payment under an RSU may be made in cash, in shares of our common stock, or a combination thereof, and will be made as soon as practicable after the date in the award agreement, as otherwise provided by the award agreement, or as required by law.

Performance Shares and Performance Units.  Performance shares are shares granted to participants with restrictions that lapse only upon the attainment of specified performance goals or other vesting criteria as the Administrator may determine. Performance units are awards that may be earned in whole or in part upon the attainment of performance goals or other vesting criteria as the Administrator may determine. Each performance unit will have an initial value that is established by the Administrator on or before the date of grant, and each performance share will have an initial value equal to the fair market value of a share on the date of grant. The Administrator will determine the number of shares of performance shares or performance units granted to any participant, provided that during any fiscal year, for performance units or performance shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no participant will receive performance units having an initial value greater than $3,250,000, and (ii) no participant will receive more than 250,000 performance shares. Notwithstanding this limitation, for performance shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, an employee may be granted up to an additional 250,000 performance shares and additional performance units having an initial value of up to $3,250,000. Payment of earned performance shares or performance units may be made in cash, shares of our common stock, or a combination thereof, and will be made as soon as practicable after the date in the award agreement, as otherwise provided in the award agreement, or as required by law.

Change in Control

In the event of a merger or “change in control” (as defined in the Restated Plan), each outstanding Award will be treated as the Administrator determines without a holder’s consent, including, without limitation, that the Awards may be assumed or substituted by the successor corporation, the Awards may terminate upon, or immediately prior to, the merger or change in control, outstanding Awards may vest and become exercisable upon the merger or change in control, the Awards may be exchanged for cash or property, or any combination of the foregoing.

If the successor corporation does not assume or substitute outstanding Awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock, RSUs, performance shares and performance units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Acceleration of Awards

If a participant in the Restated Plan dies prior to terminating service with us, the vesting of all Awards held by him or her will fully accelerate and any restrictions on transferability will fully lapse.

Non-Transferability of Awards

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Federal Tax Aspects

The following is a general summary under current law of the material U.S. federal income tax consequences of the grant, vesting and exercise of Awards under the Restated Plan. This summary deals with general tax principles that apply only to employees who are citizens or residents of the United States, and is provided only for general information purposes. The following discussion does not address the tax consequences of Awards that may be subject to, and do not comply with, the rules and guidance issued pursuant to Section 409A of the Code. Section 409A has implications that affect traditional deferred compensation plans, as well as certain equity awards. Accordingly, although Awards under the Restated Plan are generally intended to comply with, or be exempt from, Section 409A of the Code, additional adverse tax consequences could apply to certain equity awards as a result of Section 409A based on the terms of the equity awards or modifications that may have been, or that may from time to time be, made to the provisions of the equity awards.

The following discussion does not purport to be complete, and does not cover, among other things, foreign, state and local tax treatment of participants in the Restated Plan. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of income taxation that may be relevant in light of personal investment circumstances. This summarized tax information is not tax advice.

Incentive Stock Options.  No taxable income is reportable when an incentive stock option is granted to a participant, when that option vests, or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for a participant for purposes of the alternative minimum tax. Gain realized on the sale of shares issued under an incentive stock option is taxable at capital gains rates, unless the participant disposes of the shares within (i) two years after the date of grant of the option, or (ii) within one year of the date the shares were transferred to the participant. If the shares of common stock are sold, or otherwise disposed of, before the end of the one-year or two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the options’ exercise will be taxed at ordinary income rates.

If such a sale or disposition takes place in the year in which the participant exercises the option, the income recognized upon the sale or disposition of the shares will not be considered income for alternative minimum tax purposes. If the participant sells or otherwise disposes the shares before the end of the one-year or two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the participant recognizes on the disposition of the shares.

Non-statutory Stock Options.  No taxable income is reportable when a non-statutory stock option is granted to a participant, or when the option vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right is granted to a participant or when the stock appreciation right vests. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares issued would be capital gain or loss.

Restricted Stock Awards.   Generally, a participant will not have taxable income upon grant of restricted stock. Instead, he or she will recognize ordinary income, if any, at the time of vesting equal to the fair market value of the shares received (determined as of the date of vesting) minus any amount paid for the shares.

Restricted Stock Units.  A participant will generally not recognize taxable income at the time of the grant of a RSU. When an award is settled or paid (whether it is at or after the time that the award vests), the participant will recognize ordinary income. In the event of an award that is paid or settled at a time following the vesting date, income tax (but not employment taxes) may be deferred beyond vesting and until shares are actually delivered, or payment is made to the participant if deferred in compliance with the timing of distributions and other requirements under Section 409A of the Code.

Performance Shares and Performance Unit Awards.  A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or non-restricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. In the event of an award that is settled at a time following the vesting date, income tax (but not employment tax) may be deferred beyond vesting and until actual settlement of the awards. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Gain or Loss on Sale or Disposition of Shares.  In general, gain or loss from the sale or disposition of shares granted or awarded under the Restated Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Withholding.  Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company, or cause shares of common stock to be withheld or sold in order to satisfy the tax withholding obligations.

Tax Effect for the Company.  Generally we may be entitled to a tax deduction in connection with an Award under the Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option), provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Special rules under Section 162(m) of the Code limit the deductibility of compensation paid by a public company during a tax year to its chief executive officer and its other three most highly compensated executive officers for that tax year. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, under

Section 162(m) of the Code qualifying performance-based compensation, including income from stock options and other performance-based awards, may be deductible if the conditions of Section 162(m) are met. These conditions include, among other things, shareholder approval of the material terms of the Restated Plan as discussed above, setting limits on the number of Awards that any individual may receive, and establishing performance criteria that must be met before the Award (other than certain stock options) will actually vest or be paid. The Restated Plan has been designed to permit the Administrator to have the flexibility in its discretion to grant Awards, which may qualify as performance-based for purposes of satisfying the conditions of Section 162(m) which may permit the Company to receive a federal income tax deduction in connection with such Awards.

Additionally, under the so-called “golden parachute” provisions of Section 280G of the Code, the accelerated vesting of options and benefits paid under other Awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible by the Company.

Amendment and Termination of the Restated Plan and Prohibition on Re-pricing or Exchange of Awards without Shareholder Approval

The Restated Plan will automatically terminate ten years from the date of its adoption, unless terminated at an earlier time by the Administrator. The Board generally may amend or terminate the Restated Plan at any time and for any reason; provided, however, that the Board cannot re-price or otherwise exchange Awards under the Restated Plan without shareholder approval. Further, the Board may not amend the Restated Plan without shareholder approval to the extent that shareholder approval is required under applicable laws.

New Plan Benefits

The amount, if any, of equity compensation to be awarded to officers, directors, employees and consultants is determined from time to time by the compensation committee or the Board, as applicable, and the awards to be made under the Restated Plan if the amendment to the Restated Plan is approved, are not presently determinable. The table below sets forth grants of stock options and RSAs made during fiscal year 2014 under the Restated Plan.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Restated Plan

Name and Position	Number of Shares Subject to Stock Options	Number of Shares Subject to Stock Appreciation Rights	Number of Shares Subject to Awards of Restricted Stock
Edward M. Kaye, M.D., Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer	55,000	—	—
Sandesh Mahatme, Senior Vice President, Chief Financial Officer	72,500	—	—
David Tyronne Howton, Jr. Senior Vice President, General Counsel and Corporate Secretary	55,000	—	—
Jayant Aphale, Senior Vice President, Technical Operations	35,000	—	—
Christopher Garabedian, Former President and Chief Executive Officer(1)	190,000	—	—
Art Krieg, M.D. Former Senior Vice President, Chief Scientific Officer(2)	—	—	—
All current executive officers as a group	407,500	—	—
All current directors who are not executive officers as a group (6 persons)	90,000	—	6,000
All employees, including current officers who are not executive officers, as a group	922,060	—	—

(1)	On April 24, 2012, Mr. Garabedian received an option to purchase 245,000 shares of common stock under our Restated Plan and an award of 81,667 RSUs under the Plan. These grants were made at the Board’s request, to which Mr. Garabedian agreed, in lieu of Mr. Garabedian’s entire target cash bonus for the 2011 fiscal year which he otherwise would have received. As a result of the 1:6 reverse stock split affected in June 2012, the number of option shares granted to Mr. Garabedian as a part of the April 24, 2012 award was adjusted to 40,834 shares. Also in conjunction with the June 2012 stock split, the Restated Plan’s then-applicable annual option limit per individual employee was adjusted from 1,000,000 to 166,667 shares. Subsequently, on August 23, 2012, the Board granted Mr. Garabedian as his annual grant an option to purchase 150,000 shares of common stock under the Restated Plan, which determination was made based on a review of comparable market data. The August 2012 award resulted in a total option grant of 190,834 shares to Mr. Garabedian in calendar year 2012, which inadvertently exceeded the post-stock split annual Restated Plan limit by 24,167 shares. The terms of the agreement in principle to settle a derivative suit, as negotiated between the Company and Plaintiff’s counsel, include rescission of this unintentional overage and related disclosure in this proxy statement, see “Compensation and Discussion and Analysis — Potential Change to Director and Executive Compensation.” Subsequently, Mr. Garabedian resigned from his positions as Director, President and Chief Executive Officer of the Company effective March 31, 2015.
(2)	Dr. Krieg’s employment with the Company ended in July 2014. He was not granted any equity awards under the Restated Plan during his employment with the Company in 2014, however, Dr. Krieg was granted an inducement grant under NASDAQ listing Rule 5635(c)(4) of an option to purchase 275,000 shares of our common stock. This option was forfeited in connection with the termination of his employment with the Company. See “Sarepta Therapeutics, Inc. Directors and Executive Officers.”

The following table sets forth summary information concerning the number of shares of our common stock subject to option RSU and RSA grants made under the Restated Plan to our named executive officers and directors from the inception of the Incentive Plan and Restated Plan through March 31, 2015:

Restated Plan

Name and Position	Number of Shares Subject to Stock Options	Number of Shares Subject to Stock Appreciation Rights	Number of Shares Subject to Awards of Restricted Stock
Edward M. Kaye, M.D., Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer	398,352	—	—
Sandesh Mahatme, Senior Vice President, Chief Financial Officer	483,500	100,000	—
David Tyronne Howton, Jr., Senior Vice President, General Counsel and Corporate Secretary	381,000	—	—
Jayant Aphale, Senior Vice President, Technical Operations	334,625	—	—
Christopher Garabedian, Former President and Chief Executive Officer(1)	1,157,167	70,000	13,611
Arthur M. Krieg, M.D. Former Vice President, Chief Scientific Officer(2)	—	—	—
All current executive officers as a group	2,754,644	170,000	13,611
All current directors who are not executive officers as a group	360,000	—	27,996
Each nominee for director(3)	60,000	—	4,666
Each associate of any director, executive officer or nominee	—	—	—
Each other 5% holder or future 5% recipient	—	—	—
All employees, including current officers who are not executive officers, as a group	4,311,633	—	26,266

(1)	Due to an unintentional plan overage in 2012, 24,167 options granted to Mr. Garabedian in 2012 may be subject to rescission in connection with the settlement of a derivative suit. See “Compensation Discussion and Analysis — Potential Changes to Executive Compensation.” Mr. Garabedian resigned from his positions as Director, President and Chief Executive Officer of the Company effective March 31, 2015.
(2)	Dr. Krieg’s employment with the Company ended in July 2014. He was never granted any equity awards under the Incentive Plan or the Restated Plan. Dr. Krieg was granted an inducement grant under Nasdaq listing Rule 5635(c)(4) of an option to purchase 275,000 shares of our common stock. This option was forfeited in connection with the termination of his employment with the Company.
(3)	Dr. Behrens is the only nominee who has received an Award under the Restated Plan.

Summary

We believe that the approval of the amendment to increase the share reserve under the Restated Plan is essential to our success. Awards such as those provided under the Restated Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We believe that the Restated Plan is essential for our ability to attract talented professionals in our industry’s very competitive labor markets. Failure to obtain shareholder approval to increase the share reserve under the Restated Plan, which currently is insufficient to cover projected needs for the next twelve-month period, could have a negative impact on the Company and its ability to attract and retain key employees, consultants and advisors and, therefore, negatively impact the Company’s ability to effectively execute its business plans.

Vote Required and Board Recommendation

The affirmative vote of the majority of the votes cast by holders of our common stock present in person or represented by proxy at the Annual Meeting will be required to approve the amendment to the Restated Plan.

The Board recommends that shareholders vote “FOR” the approval of the amendment to the Restated Plan.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

CERTIFICATE OF INCORPORATION AMENDMENT

(Proposal 4)

Proposal

The Company and the Board have proposed an amendment to Article IV of the Restated Certificate to increase the number of authorized shares of common stock from 50,000,000 to 99,000,000 shares, and authorized Preferred Stock from 3,333,333 shares to 6,500,000 shares, each with a par value $0.0001 per share.

Purpose and Effect of the Proposal

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common and preferred stock in order to give the Company greater flexibility in considering and planning for future potential business needs. Having the additional authorized shares available is important to our continued efforts to pursue our strategic goals. The additional shares of common and preferred stock will be available for issuance by the Board for various corporate purposes, including but not limited to, grants under employee stock plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, stock splits, stock dividends, as well as other general corporate transactions. If the authorization of an increase in the available common stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet the objectives set forth above.

As of March 31, 2015, we had (i) 6,946,426 shares of common stock subject to outstanding stock options and RSAs, (ii) 215,599 shares available for awards and the 1,700,000 shares to be reserved under our Restated Plan amendment if such plan is approved pursuant to Proposal No. 3, (iii) 203,710 shares reserved under the Company’s 2013 Employee Stock Purchase Plan (“ESPP”), and (iv) 640,000 shares of common stock reserved for issuance under the Company’s 2014 Employment Commencement Incentive Plan. Other than those listed above, we currently have no plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of our common stock subsequent to the proposed increase in the number of authorized shares. Only 1,699,432 shares of our common stock, or 3.4%, are currently available for issuance out of the 50,000,000 shares of common stock currently authorized.

If this proposal is approved, the additional authorized shares may be issued at the discretion of the Board without further stockholder action, except as may be required by law or the rules of NASDAQ. The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, the issuance of shares of common stock, other than on a pro-rata basis to all stockholders, would reduce each stockholder’s proportionate interest in the Company. The holders of any of the additional shares of common stock issued in the future would have the same rights and privileges as the holders of the shares of common stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

Increasing the availability of authorized but unissued shares of common stock and/or preferred stock could have an anti-takeover effect because the potential issuance of such shares could dilute certain rights of a person seeking to obtain control of the Company or to change the Company’s management. The Board has no present intention of using such shares in this manner.

If the Restated Certificate amendment is approved, as soon as practicable after the 2015 Annual Meeting, we will file an amendment to the Restated Certificate with the office of the Secretary of State of Delaware to reflect the increase in the authorized number of shares of our common and preferred stock. Upon approval and following such filing with the Secretary of State of Delaware, the Restated Certificate amendment will become effective on the date it is filed. A copy of the proposed amendment to the Restated Certificate is set forth in Appendix B to this proxy statement.

Background for the Proposal

On April 13, 2015, the Board approved the adoption of and declared advisable to the Company and its stockholders, subject to stockholder approval, an amendment to our Restated Certificate to increase the number of authorized shares of common stock, from 50,000,000 to 99,000,000 shares and authorized Preferred Stock from 3,333,333 shares to 6,500,000 shares, each with a par value of $0.0001 per share.

Following our initial public offering in 1997, we had 50,000,000 authorized shares of common stock and 2,000,000 of preferred stock. The number of authorized shares of common stock and preferred stock was increased to 200,000,000 and 20,000,000 shares, respectively, at our 2002 annual meeting of stockholders, the number of authorized shares of common stock was increased to 300,000,000 at our 2011 annual meeting of stockholders, and a reverse stock split with a 1-to-6 ratio was effectuated in July 2012, resulting in 50,000,000 authorized shares of common stock and 3,333,333 shares of preferred stock, in each case, following Board and stockholder approval. The increases requested in the proposed amendment constitute less than a 100% increase for each of our common stock and preferred stock.

As of March 31, 2015, the number of shares of our common stock issued and outstanding was 41,354,142. As of March 31, 2015, the Company had 6,946,426 shares of common stock subject to outstanding stock options and RSAs, 215,599 shares of common stock reserved for issuance under the Company’s stock Restated Plan, 640,000 shares of common stock reserved for issuance under the Company’s 2014 Employment Commencement Incentive Plan, and 203,710 shares of common stock reserved for issuance under our ESPP. Although we have not issued any preferred stock, only 1,699,432 shares of our common stock, or 3.4%, are currently available for issuance out of the 50,000,000 shares of common stock currently authorized.

Vote Required and Board Recommendation

The affirmative vote of the holders of at least a majority of the shares of common stock entitled to vote at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will have the practical effect of a vote against the amendment to our Restated Certificate. We urge investors to vote for this proposal as failure to obtain the vote of a majority of outstanding shares will limit the Company’s abilities to operate and execute on current and future business plans.

The Board recommends that shareholders vote “FOR” the approval of the amendment to the Restated Certificate.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

(Proposal 5)

Our audit committee has selected the firm of KPMG LLP to be the Company’s independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements for the year ending December 31, 2015 and the Company’s system of internal control over financial reporting. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. The audit committee has reviewed KPMG LLP’s independence from us and our management, and considered matters in the written disclosures KPMG LLP provided to the audit committee required by the Public Company Accounting Oversight Board and the potential impact that non-audit services provided to us by KPMG LLP could have on its independence. This appointment is being submitted for ratification at the meeting. If not ratified, the audit committee will reconsider this appointment, although the audit committee will not be required to appoint different independent auditors. KPMG LLP has served as our independent auditors since 2002.

Audit and Other Fees

The following table shows fees for professional audit services billed to us by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2014 and December 31, 2013, and fees billed to us by KPMG LLP for other services provided during 2014 and 2013:

Fees	2014	2013
Audit fees	$404,000	$369,000
Audit-related fees	104,000	134,000
Tax fees	35,000	14,000
Total	$543,000	$517,000

Audit fees are fees for the audit of our 2014 and 2013 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and other services that are provided in connection with statutory and regulatory filings.

Audit-related fees are fees that principally relate to assurance and related services that are related to the issuance of comfort letters for equity offerings and the audit of our 401(k) plan.

Tax fees are fees for state and local tax consultation services.

Policy on Audit Committee Pre-Approval of Fees

The audit committee must pre-approve all services to be performed for us by KPMG LLP. Pre-approval is granted usually at regularly scheduled meetings of the audit committee. If unanticipated items arise between regularly scheduled meetings of the audit committee, the audit committee has delegated authority to the chairman of the audit committee to pre-approve services, in which case the chairman communicates such pre-approval to the full audit committee at its next meeting. The audit committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During 2014 and 2013, all services billed by KPMG LLP were pre-approved by the audit committee in accordance with this policy.

Vote Required and Board Recommendation

The proposal will be approved if the votes cast in favor of this proposal exceed the votes cast against this proposal.

The audit committee has approved the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

The Board recommends that stockholders vote “FOR” ratification of this appointment.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

STOCK OWNED BY SAREPTA THERAPEUTICS, INC. MANAGEMENT AND PRINCIPAL
STOCKHOLDERS

The following table sets forth certain information regarding the ownership of our common stock as of April 8, 2015, with respect to: (i) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group. Mr. Garabedian resigned his positions as Director, President and Chief Executive Officer on March 31, 2015. Mr. Garabedian’s information is provided below for reference.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (# of Shares)(2)	Percent of Class(2)
Officers and Directors
Anthony Chase(3)	100,944		*
Gil Price, M.D.(4)	78,246		*
M. Kathleen Behrens, Ph.D.(5)	84,916		*
William Goolsbee(6)	48,082		*
John Hodgman(7)	46,750		*
Hans Wigzell, M.D., Ph.D.(8)	51,750		*
Edward M. Kaye, M.D.(9)	246,089		*
Sandesh Mahatme(10)	163,874		*
David Tyronne Howton, Jr.(11)	141,179		*
Jayant Aphale, Ph.D.(12)	150,822		*
All directors and executive officers as a group (10 persons)(13)	1,112,652	2.7
Christopher Garabedian(14)	689,818	1.7
Arthur M. Krieg, M.D.	—	—
Director Nominees
Claude Nicaise, M.D.	—	—
Richard J. Barry	3,165,014	7.7
5% Stockholders
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022(15)	3,202,261	7.7
Columbia Wanger Asset Management, LLC, 227 West Monroe Street, Suite 3000, Chicago, IL 60606(16)	3,272,400	7.9
Perceptive Advisors LLC, 499 Park Avenue, 25th Floor, New York, NY 10022(17)	2,812,352	6.8
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(18)	2,290,714	5.5

*	Indicates beneficial ownership of one percent or less.
(1)	Except as otherwise indicated, the address of each stockholder identified is c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.
(2)	Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or convertible, or exercisable or convertible within sixty (60) days as of April 8, 2015, and shares of common stock subject to RSAs that vest within sixty (60) days of April 8, 2015 are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person. Beneficial ownership as reported in the table above excludes shares of our common stock that may be issued upon the exercise of SARs that are exercisable within sixty (60) days of April 8, 2015. The number of shares that will be received upon exercise of such SARs is not currently determinable and therefore is not included in the table above because each SAR gives the holder the right to receive the excess of the market price of one share of stock at the exercise date over the exercise price, which is not determinable until the date of exercise. There were 41,354,142 shares of common stock issued and outstanding as of April 8, 2015.
(3)	Includes (i) 33,750 shares subject to options exercisable within sixty (60) days of April 8, 2015 and (ii) 2,000 shares of RSAs subject to repurchase by the Company. Mr. Chase has voting power with respect to the shares subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.
(4)	Includes (i) 40,916 shares subject to options exercisable within sixty (60) days of April 8, 2015 and (ii) 2,000 shares of RSAs subject to repurchase by the Company. Dr. Price has voting power with respect to the shares subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.
(5)	Includes (i) 38,750 shares subject to options exercisable within sixty (60) days of April 8, 2015 and (ii) 2,000 shares of RSAs subject to repurchase by the Company. Dr. Behrens has voting power with respect to the shares subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.
(6)	Includes (i) 40,916 shares subject to options exercisable within sixty (60) days of April 8, 2015 and (ii) 2,000 shares of RSAs subject to repurchase by the Company. Mr. Goolsbee has voting power with respect to the shares subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.
(7)	Includes (i) 40,417 shares subject to options exercisable within sixty (60) days of April 8, 2015 and (ii) 2,000 shares of RSAs subject to repurchase by the Company. Mr. Hodgman has voting power with respect to the shares subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.
(8)	Includes (i) 47,084 shares subject to options exercisable within sixty (60) days of April 8, 2015 and (ii) 2,000 shares of RSAs subject to repurchase by the Company. Dr. Wigzell has voting power with respect to the shares subject to repurchase but does not have investment power with respect to such shares until such time as the Company’s repurchase option lapses.
(9)	Includes 244,778 shares subject to options exercisable within sixty (60) days of April 8, 2015.
(10)	Includes 158,874 shares subject to options exercisable within sixty (60) days of April 8, 2015. Excludes 64,583 SARs at an exercise price of $23.85 exercisable within sixty (60) days of April 8, 2015.
(11)	Includes 139,875 shares subject to options exercisable within sixty (60) days of April 8, 2015.
(12)	Includes 141,719 shares subject to options exercisable within sixty (60) days of April 8, 2015.
(13)	Includes (i) 927,079 shares subject to options exercisable within sixty (60) days of April 8, 2015. Of the shares of common stock reported, 12,000 shares of RSAs are subject to repurchase by the Company; such directors have voting power with respect to the shares subject to repurchase but do not have investment power with respect to such shares until the Company’s repurchase option lapses. Excludes 64,583 SARs exercisable within sixty (60) days of April 8, 2015.
(14)	Includes (i) 660,266 shares subject to options exercisable within sixty (60) days of April 8, 2015. Excludes 48,125 SARs at an exercise price of $10.08 exercisable within sixty (60) days of April 8, 2015. These figures include the 24,167 options granted to Mr. Garabedian in 2012 that may be rescinded in connection with a derivative suit settlement due to an unintentional plan overage.
(15)	Based solely on information contained in the Schedule 13G filed with the SEC on January 26, 2015, reporting beneficial ownership of BlackRock, Inc. BlackRock, Inc. has sole voting power over 3,110,909 shares and sole dispositive power over 3,202,261 shares.
(16)	Based solely on information contained in the jointly filed Schedule 13G filed with the SEC on February 11, 2015, reporting beneficial ownership of Columbia Wanger Asset Management, LLC (“CWAM”) and Columbia Acorn Fund. CWAM is the investment adviser of Columbia Acorn Fund. CWAM does not directly own any shares of our common stock. As an investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, CWAM may be deemed to beneficially own the shares listed herein as owned by Columbia Acorn Fund. CWAM has sole voting power over 3,144,400 shares and sole dispositive power over 3,272,400 shares and disclaims beneficial ownership of these shares. Columbia Acorn Fund has sole voting and dispositive power over 2,523,900 shares.

(17)	Based solely on information contained on the jointly filed Schedule 13G filed with the SEC on February 17, 2015, reporting beneficial ownership of Perceptive Advisors LLC and Joseph Edelman. Perceptive Advisors LLC and Joseph Edelman have shared voting power and dispositive power over 2,812,352 shares of common stock. Mr. Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Joseph Edelman disclaim beneficial ownership over the shares listed herein.
(18)	Based solely on information contained in the Schedule 13G filed with the SEC on February 10, 2015, reporting beneficial ownership of The Vanguard Group. The Vanguard Group has sole voting power over 51,542 shares, sole dispositive power over 2,242,672 shares and shared dispositive power over 48,042 shares.

Equity Compensation Plan Information

The table below summarizes information, as of December 31, 2014 with respect to shares of our common stock that may be issued under our equity plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted- average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	5,244,536	(1)	$24.69	1,966,469 (2)
Equity compensation plans not approved by security holders(3)	141,667		8.28	—
Equity compensation plan not approved by security holders(4)	—		—	640,000
Total	5,386,203		24.25	2,606,469

(1)	Of the number of securities to be issued upon exercise, 4,730,375 shares are subject to outstanding options under our Restated Plan, and 514,161 shares are subject to outstanding options under the 2002 Plan as of December 31, 2014. Following the adoption of our 2011 Equity Incentive Plan in June 2011, which was amended and restated in June 2013, no further grants will be, or have been, made under the 2002 Plan, but awards previously granted pursuant to the 2002 Plan will continue to be governed by the terms of the 2002 Plan and the applicable award agreements.
(2)	Represents 1,762,759 shares that were available for future issuance under the Restated Plan and 203,710 shares reserved for issuance under the ESPP as of December 31, 2014. The foregoing amounts do not reflect the 1,700,000 additional shares under the Amended and Restated 2011 Equity Incentive Plan that our shareholders are being asked to approve pursuant to Proposal 4.
(3)	In June 2011, as a material inducement for Edward Kaye, M.D., to commence employment with us, we granted Dr. Kaye an option to purchase 141,667 shares of our common stock for an exercise price per share of $8.28, as adjusted for our July 2012 one-for-six reverse stock split, outside of any stockholder approved equity incentive plan.
(4)	In February 2014, to facilitate inducement awards to new hires under NASDAQ listing Rule 5635(c)(4), the Company adopted the 2014 Employment Commencement Incentive Plan.

AUDIT COMMITTEE REPORT

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The audit committee oversees the financial reporting process of the Company on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The audit committee reviewed with KPMG LLP, our independent registered public accounting firm that is responsible for expressing an opinion on the conformity of audited consolidated financial statements with generally accepted accounting principles and an opinion on our internal controls over financial reporting, KPMG’s judgments about our accounting principles and the other matters required to be discussed with the audit committee under generally accepted auditing standards, including Auditing Standard No. 16, Communications with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board. The audit committee has received from KPMG LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP their independence. The audit committee has considered the effect of non-audit fees on the independence of KPMG LLP and has concluded that such non-audit services are compatible with the independence of KPMG LLP.

The audit committee discussed with KPMG LLP the overall scope and plans for its audits. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding our internal controls, and the overall quality of our financial reporting. The audit committee held a total of seven meetings during 2014.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the board of directors has approved, that the 2014 audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

This report has been furnished by the members of the audit committee.

AUDIT COMMITTEE
John Hodgman, Chairman
M. Kathleen Behrens, Ph.D.
Anthony Chase
William Goolsbee

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board’s Role in Risk Oversight

The Board and each of its standing committees (audit, compensation, and nominating and corporate governance) oversee the management of risks inherent in the operation of our business. The Board has delegated certain risk management responsibilities to its committees. The Board and the audit committee evaluate our policies with respect to risk assessment and risk management, and monitor our liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and external auditors and other advisors. In its periodic meetings with the independent accountants, the audit committee discusses the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the nominating and corporate governance committee monitor our governance and succession risk by regular review with management and outside advisors. As part of its responsibilities, the compensation committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us. The compensation committee has concluded, based on its reviews and analysis of our compensation policies and procedures, that such policies and procedures are not reasonably likely to have a material adverse effect on us.

Board Leadership Structure

The positions of Interim Chief Executive Officer and Non-Executive Chairwoman of the Board are held by two different individuals. Currently, Dr. Kaye serves as our Interim Chief Executive Officer and Dr. Behrens serves as our Chairwoman of the Board. Our Non-Executive Chairwoman has many of the duties and responsibilities that a “lead independent director” might have and, therefore, the Board has determined not to designate a separate “lead independent director.” This current structure allows our Interim Chief Executive Officer to focus on our strategic direction and our day-to-day business while our Non-Executive Chairwoman provides guidance to the Interim Chief Executive Officer and leads the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the Interim Chief Executive Officer is required to devote to his position given our stage of development, as well as the commitment required to serve as our Non-Executive Chairwoman. The Board believes that this leadership structure is appropriate because it allows us to speak externally to our various constituents, as well as internally to our officers and employees, on a unified and consistent basis, and fosters clear accountability and effective decision-making. At the same time, our Board’s structure incorporates appropriate independence and programs for risk management oversight of our overall operations, including our compensation programs. The Board will continue to assess the appropriateness of this structure as part of the Board’s broader succession planning process.

We have been, and continue to be, a strong advocate of the independence of the Board and have put into place measures to see that the members of our Board provide independent oversight. The Board believes that it also has established substantial independent oversight of management. For example, our six current directors (including Mr. Hodgman and Mr. Chase) and all three of our director nominees are independent under the NASDAQ guidelines. Mr. Garabedian, who served as a director in fiscal 2014 and resigned from his positions as Director, President and Chief Executive Officer of the Company effective March 31, 2015, was not considered independent. In addition, each of the Board’s three standing committees is currently comprised solely of independent directors. Each of the standing committees operates under a written charter adopted by the Board. Also, our non-management directors meet in executive session periodically without management in attendance. One result of this focus on director independence is that oversight of critical matters, such as the integrity of our financial statements, employee compensation, including compensation of the executive officers, the selection of directors and the evaluation of the Board and its committees is entrusted to independent directors.

Board and Committee Meetings

During 2014, our Board met seven times and acted by unanimous written consent five times. During 2014, our audit committee met seven times and did not act by written consent, our compensation committee met six times and acted by written consent one time, and our nominating and corporate governance committee met three times and did not act by written consent. All of our directors attended more than 75% of the aggregate of all meetings of the Board and committees on which such director served. Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, our directors are encouraged to attend. Of our seven directors serving on our Board in 2014, six attended the 2014 annual meeting of stockholders.

Determination Regarding Director Independence

The Board has determined that each of our current directors is an “independent director” as that term is defined in NASDAQ Marketplace Rule 5605(a)(2), and that other than Mr. Garabedian, each of the individuals who served as a director during 2014 was an “independent director” as that term is defined in NASDAQ Marketplace Rule 5605(a)(2). The independent directors generally meet in executive session at least quarterly.

The Board has also determined that each current member of the audit committee, the compensation committee, and the nominating and corporate governance committee meets the independence standards applicable to those committees prescribed by the NASDAQ, the SEC, and the Internal Revenue Service.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”). The Code of Conduct applies to all directors and employees, including all officers, managers and supervisors, and is intended to ensure full, fair, accurate, timely and understandable disclosures in our public documents and reports, compliance with applicable laws, prompt internal reporting of violations of these standards and accountability for adherence to standards. We have contracted with Ethicspoint to provide a method for employees and others to report violations of the Code of Conduct anonymously. A copy of the Code of Conduct is posted on our website at www.sarepta.com under “Investor Relations - Corporate Governance.” We also prohibit hedging and pledging transactions involving Company securities by our directors and Section 16 officers and have documented specific guidelines through establishing Procedures and Guidelines Governing Insider Trading and Tipping which were amended in 2014.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Committees of the Board

During 2014, our Board had three standing committees: the audit committee, the compensation committee (which has delegated certain responsibilities to the new employee option committee comprised of members of management of the Company), and the nominating and corporate governance committee. All of the Board’s committee charters, as adopted by our Board, are available on our website at www.sarepta.com under “Investor Relations — Corporate Governance.” The functions performed by each committee and the members of each committee are described below.

Audit Committee

The audit committee reviews with our independent registered public accounting firm the scope, results, and costs of the annual audit and our accounting policies and financial reporting. Our audit committee (i) has direct responsibility for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, (ii) discusses with our auditors their independence from management, (iii) reviews the scope of the independent annual audit, (iv) establishes procedures for handling complaints regarding our accounting practices, (v) oversees the annual and quarterly financial reporting process, (vi) has authority to engage any independent advisors it deems necessary to carry out its duties, and (vii) has appropriate funding to engage any necessary outside advisors. A full description of the responsibilities and duties of the audit committee is contained in the audit committee charter. The current members of the audit committee are John Hodgman (Chairman), M. Kathleen Behrens, Ph.D., Anthony Chase and William Goolsbee. The Board has determined that Mr. Hodgman is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The audit committee report is included in this proxy statement. The audit committee charter requires the committee to review and assess the charter’s adequacy annually. Both Mr. Hodgman’s and Mr. Chase’s membership on the audit committee will cease at the end of their term as Director, on the date of the Annual Meeting, because they will no longer be members of the Board.

Compensation Committee

The compensation committee oversees our compensation and benefits practices and programs, as more fully described in the “Compensation Discussion and Analysis” section later in this proxy statement. The current members of the compensation committee are M. Kathleen Behrens, Ph.D. (Chairwoman), Gil Price, M.D., William Goolsbee and John Hodgman. The compensation committee report is set forth in the “Compensation Committee Report” section later in this proxy statement. Following Mr. Hodgman’s resignation from the Board effective the date of the 2015 Annual Meeting, he will no longer be a member of the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee reviews candidates and makes recommendations of nominees for the Board. The nominating and corporate governance committee also is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board, and ensuring compliance with the Code of Conduct. As part of its duties, the nominating and corporate governance committee will consider individuals who are properly proposed by stockholders to serve on the Board in accordance with laws and regulations established by the SEC and NASDAQ Global Select Market, our Bylaws and applicable corporate law, and make recommendations to the Board regarding such individuals based on the established criteria for members of our Board. The nominating and corporate governance committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations. The current members of the nominating and corporate governance committee are Gil Price, M.D. (Chairman), M. Kathleen Behrens, Ph.D., Anthony Chase and Hans Wigzell, M.D., Ph.D. Mr. Chase’s membership on the nominating and corporate governance committee will cease at the end of his term as Director, on the date of the Annual Meeting, because he will no longer be a member of the Board.

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee our business. In addition, the Board believes that there are certain attributes that every member of the Board should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the nominating and corporate governance committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. The nominating and corporate governance committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate, and a global perspective. These qualifications and attributes are not the only factors the nominating and corporate governance committee will consider in evaluating a candidate for nomination to the Board, and the nominating and corporate governance committee may reevaluate these qualifications and attributes at any time.

The nominating and corporate governance committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria include the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of our business, independence, judgment and integrity, ability to commit sufficient time and attention to Board’s activities, and any potential conflicts with our business and interests. In addition, the Board and the nominating and corporate governance committee annually evaluate the composition of the Board to assess the skills and experience that are currently represented, as well as the skills and experience that the Board will find valuable in the future, given our strategic plans. While not maintaining a specific policy on Board diversity requirements, the Board and the nominating and corporate governance committee believe that diversity is an important factor in determining the composition of the Board and, therefore, seek a variety of occupational and personal backgrounds for its members in order to obtain a broad range of viewpoints and perspectives and to enhance the diversity of the Board. This annual evaluation of the Board’s composition enables the Board and the nominating and corporate governance committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as our needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the Board and the nominating and corporate governance committee may identify specific skills and experience that they believe we should seek in order to constitute a balanced and effective Board.

Except as set forth above, the nominating and corporate governance committee does not have a formal process for identifying and evaluating nominees for director. The nominating and corporate governance committee does not currently engage any third party director search firms, but may do so in the future if it deems such engagement appropriate and in our best interests. These matters will be considered by the nominating and corporate governance committee in due course, and, if appropriate, the nominating and corporate governance committee will make a recommendation to the Board addressing the nomination process.

Communications with the Board

The Board welcomes and encourages stockholders to share their thoughts regarding our Company. While the Board encourages such communication, for a variety of reasons, including, but not limited to compliance with securities laws, fiduciary duties of the directors, and good business practices relating to corporate communications, our preference is that stockholders communicate with the Board in compliance with our communications policy. Our communications policy, as adopted by the Board, provides that all communications should be in writing and directed to the attention of our Investor Relations Department at Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142, or investors@sarepta.com. Our Investor Relations Department will review the communication, and if the communication is determined to be relevant to our business operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature), Investor Relations will then distribute a copy of the communication to the chairperson of the Board, the chairperson of the audit committee, and our internal and outside counsel. Based on the input and decision of these persons, along with the entire Board, if it is deemed necessary, we, through our Investor Relations Department, will respond to the communication.

Compensation of Board

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that the members of the Board expend in fulfilling their duties to us as well as the skill-level we require of our directors. Members of the Board receive cash compensation in U.S. dollars. We also reimburse our directors for travel and other necessary business expenses incurred in the performance of their services for us.

Cash Compensation

On September 27, 2010, our Board, upon the recommendation of the compensation committee, approved and adopted a Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Director compensation is reviewed annually by the compensation committee’s independent, third party consultant, Compensia, Inc. (“Compensia”). In reviewing director compensation, Compensia uses the same peer group companies used for executive compensation comparisons. When it deems appropriate, the compensation committee adjusts director compensation.

Under the Director Compensation Policy as in effect for the beginning of 2014, our non-employee directors receive cash compensation of $40,000 per year for their service on the Board. In addition, any non-employee director serving as chairperson, or interim chairperson, of the Board receives an additional $45,000 per year for service as chairperson. The chairpersons of the audit, compensation and nominating and corporate governance committees receive an additional fee of $16,000 per year for such service. Finally, members of the audit, compensation and nominating and corporate governance committees that are not serving as the chairpersons of such committees receive an additional fee of $8,000 per year for such services. All cash fees are paid on a quarterly basis at the beginning of the applicable quarter. The cash compensation paid to our non-employee directors for their services on our Board and its committees during 2014 was consistent with the above described Director Compensation Policy, with the exception of an overpayment to Mr. Goolsbee in connection with his resignation as Chairman and to Mr. Hodgman in connection with his appointment as Interim Chairman in 2014. These overpayments will be deducted from fees payable to Mr. Goolsbee and Mr. Hodgman for their continued services to the Company in 2015.

Stock-Based Compensation

Initial Option Grants. Pursuant to our Director Compensation Policy, each individual who is first elected, or appointed, as a non-employee member of the Board is automatically granted an option to purchase 10,000 shares of our common stock. The shares underlying the award will vest over four years of continued service to the Board, with 25% of the total number of shares underlying the option vesting each year on the earlier of (i) the anniversary date of the grant, and (ii) the date of the annual meeting of our stockholders in the year following the date of grant. The stock compensation amount could be changed based on ongoing market analysis and feedback from the compensation committee’s independent consultant, Compensia, during the course of the year.

Annual Option Grants. In June 2013, our Board approved a change to our Director Compensation Policy whereby each non-employee member of the Board who served on the Board for at least six months would receive an automatic annual grant of an option, on the date of the first Board meeting held after the annual meeting of our stockholders, to purchase 20,000 shares of our common stock. This represented a 15,000 share, or 400%, increase from the 5,000 share annual option grants previously made pursuant to the Director Compensation Policy. Each of our non-employee directors was eligible for this grant and received an option to purchase 20,000 shares in June 2013. Although the majority of our peers grant annual equity awards with a vesting schedule of one year, all of the shares underlying our option grants vest at a rate of 25% annually over four years beginning on the date of the annual meeting of our stockholders in the year following the date of grant, provided that the nonemployee director continues to serve as a director through such date.

In February 2014, the compensation committee determined to reduce the number of shares underlying the stock options to be granted to eligible non-employee directors pursuant to annual grants to 15,000 shares. Each of our non-employee directors was eligible for and received this grant in February 2014. The shares underlying the options vest at a rate of 25% annually over four years beginning on the date of the annual meeting of our stockholders in the year following the date of grant, provided that the non-employee director continues to serve as a director through such date.

Annual Restricted Stock Grants.  Pursuant to our current Director Compensation Policy, each non-employee director serving on our Board for at least six months automatically receives 1,000 RSAs. Each of our non-employee directors was eligible for, and received, a grant of 1,000 RSAs in February 2014. All of the shares underlying the restricted stock award will fully vest on the date of the annual meeting of our stockholders in the year following the date of grant, provided that the non-employee director continues to serve as a director through such date.

The following table sets forth compensation information for our non-employee directors for 2014. The table excludes Mr. Garabedian, who, as an employee of the Company in 2014, did not receive any compensation from us in his role as director in 2014. All compensation numbers are expressed in U.S. dollars.

Name (a)	Fee Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(1) (d)	Total ($) (h)
M. Kathleen Behrens, Ph.D.	72,000	29,030	315,063	416,093
Anthony Chase	56,000	29,030	315,063	400,093
William Goolsbee	102,000	29,030	315,063	446,093
John Hodgman	99,435	29,030	315,063	443,528
Gil Price, M.D.	64,000	29,030	315,063	408,093
Hans Wigzell, M.D., Ph.D.	48,000	29,030	315,063	392,093

(1)	The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock and option awards granted in 2014 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of this amount are included in Note 13 to the consolidated financial statements set forth in our Annual Report on Form 10-K for 2014, filed with the SEC on February 26, 2015. As of December 31, 2014, each director had the following number of options and shares of restricted stock outstanding, respectively: Dr. Behrens: 60,000 and 1,000; Mr. Chase: 55,000 and 1,000; Mr. Goolsbee: 62,166 and 1,000; Mr. Hodgman: 61,667 and 1,000; Dr. Price: 62,166 and 1,000; and Dr. Wigzell: 68,334 and 1,000.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Throughout this section of this proxy statement, individuals who served as our principal executive officer and principal financial officer during 2014, as well as the other individuals included in the Summary Compensation Table in this proxy statement, are referred to as the “named executive officers.” Our named executive officers for 2014 included the following individuals:

•	Edward M. Kaye, M.D., our Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer
•	Sandesh Mahatme, our Senior Vice President, Chief Financial Officer
•	David Tyronne Howton, Jr., our Senior Vice President, General Counsel, Corporate Secretary
•	Jayant Aphale, Ph.D., our Senior Vice President, Technical Operations
•	Christopher Garabedian, our Former Director, President and Chief Executive Officer
•	Arthur M. Krieg, M.D., our Former Senior Vice President, Chief Scientific Officer

Compensation Policies, Practices, Risks and Related Issues

Overview

The objectives of our compensation policies and programs are to attract and retain well-qualified senior executive management, to motivate their performance toward clearly defined goals, and to align their long-term interests with those of our stockholders. In addition, our compensation committee believes that maintaining and improving the quality and skills of our management, and appropriately incentivizing their performance, are critical factors affecting our stockholders’ realization of long-term value. We intend for total compensation and each of its components, including base salary, incentive cash compensation, equity compensation and benefits to be competitive in the biopharmaceutical marketplace for suitable talent and in accord with our short and long term goals. While starting base salaries and our benefit programs are fixed, merit salary increases, actual cash incentive awards and annual equity grants are based on performance against strategic and operational goals. Historically, actual incentive cash compensation for the named executive officers other than our Chief Executive Officer has been a function of the achievement of defined and agreed upon corporate and individual goals, as approved by the compensation committee. In 2014, 75% of incentive cash bonus awards for our named executive officers, other than our Chief Executive Officer, were tied to the achievement of corporate goals, and 25% were tied to the achievement of individual goals. With respect to our Chief Executive Officer, in 2014, 100% of his incentive cash bonus award was tied to the achievement of corporate goals to reflect that all strategic decisions made by our Chief Executive Officer impact the Company as a whole and it is therefore appropriate to reward his performance entirely against the achievement of corporate goals.

Risk Assessment and Compensation Practices

We believe that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company in the future.

The compensation committee reviewed our compensation policies and programs and determined the following:

•	we structure our total compensation to consist of both fixed (salary and benefits) and variable compensation (cash incentive, equity compensation and merit-based annual salary adjustments). We believe that the variable compensation elements provide an appropriate percentage of overall compensation to motivate executives to focus on our performance, while the fixed elements provide an appropriate and fair compensation level that allows us to remain competitive in the biopharmaceutical field. Neither the fixed nor the variable elements of our compensation program encourage executives and non-executive employees to take unnecessary or excessive risks in the achievement of goals;

•	we believe that our compensation program balances short and long-term performance and does not place inappropriate focus on achieving short-term results at the risk of long-term, sustained performance;
•	all incentive plan designs are reviewed and approved by the compensation committee annually, with input on market practice and design from the compensation committee’s independent advisor, Compensia;
•	performance targets for the annual bonus plan covering all named executive officers, and the Sarepta Therapeutics Annual Bonus Plan covering most other employees, are established annually by our compensation committee and the Board. We have internal controls over the measurement and calculation of these performance metrics, designed to prevent manipulation of results by any employee, including our executives. Additionally, the compensation committee and the Board monitor the corporate performance metrics formally no less than annually and periodically during the year on a more informal basis;
•	the compensation committee has the discretion to increase, or decrease, any payment to our named executive officers under any of our compensation plans, allowing the compensation committee to consider the circumstances surrounding corporate and/or individual performance and adjust payments accordingly;
•	there are appropriate internal controls over the processing of payments;
•	our existing governance and organizational structure incorporates a risk management component through the review and actions of the Board and its standing committees; and
•	the long-term component of compensation primarily consists of stock options and performance stock options. Our primary long-term incentive grants are stock options, which have value only if our stock price increases subsequent to the date of grant, because options are priced at the closing fair market value on the date of grant. Our options are generally granted in open trading windows. Vesting requirements of three to four years, or upon achievement of specified performance goals, encourage executives to take a long-term perspective on overall corporate performance, which is intended to influence share price appreciation. In 2014, all of the annual long-term equity incentive grants awarded to our named executive officers were time-based options with a vesting period of four years given that the performance-based options granted in 2013 to our named executive officers were meant to cover a three-year period of performance ending in 2016. We believe that our long-term equity compensation, which rewards employees for the Company’s achievements over the long term, balances the cash incentives in place to motivate shorter-term performance.

Executive Summary

2014 Compensation Program Highlights

The compensation committee continued to work to ensure that management’s interests are aligned with our stockholders’ interests in setting the compensation for executives in 2014. As discussed in more detail below, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. In 2014, the compensation committee set goals and objectives, and measured performance, on the basis of personal and corporate achievements that it believes will position us for sustainable success. We believe that the 2014 compensation of our named executive officers was appropriate and aligned with our 2014 results. Our 2014 compensation program highlights are set forth below.

•	The compensation committee balanced the negative TSRs in the short-term with the strong long-term performance of the Company in making compensation decisions in 2014. In particular, in 2014, the compensation committee made several changes to our executive compensation including (i) reducing the total number of options granted to our Chief Executive Officer in 2014 to approximately half of the options granted to him in 2013, (ii) reducing the overall compensation to each of our named executive officers from what they were provided in 2013, (iii) reducing the total value of equity awards granted to our named executive officers in 2014, based on a 30-day average price of our common stock and Black-Scholes valuation model, on average by approximately 50% of the total value of the 2013 equity awards granted to each named executive officer, and (iv) paying bonuses for 2014 corporate performance below target at 80% (down from the 125% that was paid for 2013 corporate performance).
•	The compensation committee undertook a competitive landscape analysis, with the input of an independent compensation consultant, to determine the appropriate compensation levels for our named executive officers in 2014. Peer compensation levels were a large driver in the compensation committee’s executive compensation decisions. For example, the 2014 compensation for our Chief Executive Officer vis-a-vis the Chief Executive Officers in the Company’s 2014 peer group, as recommended by the independent compensation consultant and approved by the compensation committee, was as follows: base salary was at the 40th percentile, target total cash was at the 25th percentile, and total equity ownership in the Company was at the 75th percentile.
•	A majority of the total compensation paid to our named executive officers was in the form of variable, or “at risk,” compensation. Variable compensation is tied to the achievement of performance goals (annual cash incentive bonus), stock price appreciation, or longer-term strategic goals tied to specified corporate achievements (long-term equity incentives).
•	We continue to emphasize stock options as a key element of our compensation program, so that our named executive officers are rewarded only when the Company makes progress toward achieving its goals and, in return, our stock price increases. At the time option grants were approved by the compensation committee in 2014, our stock was trading at $29.03 per share, which became the exercise price of the annual grant options granted to our named executive officers in 2014.
•	In 2014, the equity grants awarded to each of our named executive officers were in the form of time-based options only (and not performance-based options) given that the milestones for the performance-awards granted in 2013 (getting eteplirsen approved and filing INDs) span a three-year performance period ending in 2016. Our compensation committee did not deem it appropriate to grant additional performance shares to our named executive officers in 2014 given that the milestones that would have been chosen would be duplicative of or dependent on the achievement of the milestones underlying the 2013 performance-based awards.
•	The time-based and performance-based options granted to our executives in 2013 and 2014 are all subject to a four-year vesting period. The performance-based awards granted in 2013 become eligible for time-based vesting in varying percentages only upon the achievement of the applicable milestones within the three-year performance period. Given that the Company filed two INDs in 2014, 30% of the 2013 performance-based award for each named executive officer became eligible for vesting over a four-year period beginning with the grant date and will complete vesting in 2017. We believe the mix of performance-based and time-based options in 2013 and 2014 strike an appropriate balance by providing our named executive officers with appropriate long-term incentives while taking into account the Company’s short and long-term performance.
•	Incentive cash bonus awards are a smaller component of the overall compensation provided to our named executive officers as we emphasize equity awards to better align the interests of our named executive officers with those of our stockholders. Consistent with our compensation philosophy, we based incentive cash bonus awards made to our named executive officers on Company achievements of operational and strategic objectives. The corporate goals set by the compensation committee for 2014 included (i) advancing eteplirsen and our DMD product candidates towards potential approval, (ii) growing our pipeline of product candidates outside of DMD, (iii) enhancing our supply chain to support expanded clinical and potential commercial needs, and (iv) maintaining corporate integrity all of which we believe are drivers for creating long-term stockholder value. Based on 2014 corporate and individual goal achievement, our named executive officers received a range of 80% – 85% of their total target incentive cash bonus awards with the bonus incentive opportunity for our 2014 Chief Executive Officer being below the 25th percentile of our 2014 peer group.

•	Our named executive officers were not provided with any excessive “executive perquisites,” such as home loss buyouts.
•	Change in control accelerated vesting rights for our named executive officers are subject to a double trigger (a change in control must occur and the executive must be terminated without cause or resign for good reason).

Fiscal Year 2014 — An Overview of Business Results

Despite a challenging regulatory environment in 2014, including delaying our plans to submit a new drug application (“NDA”) for eteplirsen to mid-year 2015 after obtaining feedback from the FDA on additional information and data they would require to consider an NDA submission for eteplirsen complete, we delivered on several strategic objectives designed to contribute to long-term value for the Company and its stockholders. Key results for each of our 2014 corporate goals are summarized below:

Advance Eteplirsen and DMD Product Candidates Towards Potential Approval

In 2014, we:

•	Successfully began enrolling patients in the following studies:
—	Study 4658-301 — a confirmatory U.S. study, started in 2014, with a treated arm evaluating the safety and efficacy of eteplirsen in ambulatory DMD patients amenable to exon-51 skipping and an untreated concurrent control arm with DMD patients that are not amenable to exon-51 skipping; and
—	Study 4658-204 — a U.S. study, started in 2014, evaluating the safety and tolerability of eteplirsen in patients with advanced stage DMD;
•	Submitted INDs for DMD product candidates designed to skip exons 45 and 53 in the U.S., and a clinical trial authorization request for our DMD product candidate designed to skip exon 53 in the European Union (“E.U.”);
•	Met with the European Medicines Agency (“EMA”) to explore various regulatory pathways for eteplirsen under consideration;
•	Developed additional infrastructure and programs to support clinical trial recruitment efforts; and
•	Developed plans for distribution, patient services and government programs strategy.

Grow Pipeline Outside of DMD

•	Initiated research programs and collaborations in various disease areas outside of DMD including Pompe, progeria and myostatin and antibacterials; and
•	Acquired proprietary rights to antisense oglionucleotides that antagonize toll-like receptors.

Enhance Supply Chain to Support Expanded Clinical and Potential Commercialization Needs

•	Manufactured and released enough active pharmaceutical ingredient for all our planned eteplirsen clinical trials and for our E.U. study for a product candidate designed to skip exon 53;
•	Identified additional manufacturing and distribution vendors;
•	Completed assessments of inventory tracking and control requirements;
•	Selected or implemented inventory software client; and
•	Made progress in developing and finalizing standard operating procedures.

Maintain Financial and Corporate Integrity

We reviewed and revised certain of our human resources policies, provided training to our employees on these and other Company policies, and established a compliance roadmap for a potential commercialization.

Commitment to Pay-for-Performance

Our executive compensation program includes a significant pay-for-performance component that supports our business strategy and aligns the interests of our executives with that of our stockholders. We believe a significant portion of our executives’ compensation should be variable and at-risk, tied directly to achieving our strategic goals and long-term stock price performance. Consistent with this focus, the largest portion of our executives’ compensation is in the form of performance-based, or time-based, annual and long-term equity incentives. For 2014, 88% of the target cash and equity-based compensation granted to Mr. Garabedian, who served as our Chief Executive Officer for all of 2014, was comprised of at-risk or variable pay. The pie chart below shows the target total direct compensation mix for fiscal year 2014 for Mr. Garabedian.

We believe that our compensation program for our named executive officers is appropriately designed, because the pay mix is weighted to stock-based awards, which aligns the interests of our named executive officers with those of our stockholders. This is particularly important with stock options where actual value is only realized if the Company’s stock price exceeds the option exercise price. The compensation committee also reserves the discretion, and has in the past, adjusted the number and type of annual grant equity awards to our named executive officers to reflect the achievement of value-building events for stockholders. For example, the performance-awards granted in 2013 to our named executive officers have a three year performance period ending in 2016 and have milestones related to the approval of eteplirsen and filing of INDs during this three-year performance period. Our compensation committee did not deem it appropriate to grant additional performance shares to our named executive officers in 2014 given that the milestones that would have been chosen would be duplicative of, or dependent on, the achievement of the milestones underlying the 2013 performance-based awards. The time-based and performance-based options granted to our named executive officers in 2013 and 2014 are all subject to a four-year vesting period. The performance-based awards granted in 2013 to our named executive officers only become eligible for time-based vesting in varying percentages upon the achievement of the applicable milestones within the three-year performance period. Given that the Company filed two INDs in 2014, 30% of the 2013 performance-based award granted to our named executive officers became eligible for vesting over a four-year period beginning with the grant date, and will complete vesting in 2017, subject to the named executive officer continuing to provide services to the Company during the entire vesting period.

More importantly, our compensation committee took into account the declines in short-term TSRs and the increases in the long term TSRs during the most recent five-year period in (i) granting our former Chief Executive Officer in 2014 approximately half the total number of options granted to him in 2013, and (ii) granting options to each of our named executive officers that, based on a 30-day average price of our common stock and Black-Scholes valuation model, had a total value that was on average approximately 50% of the total value of the options granted to each such named executive officer in 2013.

In addition to determining the type and amount of equity awards for our named executive officers that may be appropriate in a given year and taking into consideration TSRs, the compensation committee determines the yearly bonus incentive award for each named executive officer by taking into account achievements toward corporate and individual goals established by the compensation committee for each year. In 2014, the compensation committee established four primary corporate goals to serve as performance criteria

(with several supporting objectives for each criteria) against which the performance of the Company as a whole would be measured. These goals included (i) advancing eteplirsen and DMD product candidates toward potential approval, (ii) growing the Company’s pipeline outside of DMD, (iii) enhancing supply chain to support expanded clinical and potential commercialization needs, and (iv) maintaining financial and corporate integrity. As mentioned above, the bonus for our former Chief Executive Officer was 100% tied to achievements towards these four corporate goals. For the remainder of our named executive officers, 75% of their incentive bonus was tied to achievements toward the four pre-established corporate goals, and 25% toward the achievement of pre-established and compensation committee approved individual goals. Given that the compensation committee determined that the resulting total weighted achievement of the 2014 four corporate goals was at 80% of target, the compensation committee recommended an aggregate incentive cash bonus payout at 80% of the target bonus pool for the achievement of 2014 corporate goals for all employees. In addition, our named executive officers, like the rest of the employees of the Company, were eligible to receive up to 100% of the portion of their bonus allocated to the achievement of individual performance goals. These corporate and individual goals are designed to be objective measures of events that trigger increases in long-term stockholder value. The achievement of 2014 individual goals for each named executive officer, other than the Chief Executive Officer, ranged from 90% to 100%.

The decline in our one-year TSRs of 29.0%, and increase in our three-year TSR of 223.7%, through December 31, 2014, support our pay-for-performance compensation strategy in 2014 and our focus on drivers for compensation that build long-term value.

The market prices for securities of small to mid-cap biotechnology companies, including our stock, have been historically volatile. For example, during 2014, our stock traded from a low of $12.58 per share to a high of $40.00 per share. Additionally, on October 27, 2014, our stock price decreased 32.5% on the same day that we made an announcement regarding FDA guidance and requests in connection with our planned NDA filing and the resulting delay in our NDA submission timeline to mid-year 2015 to allow the Company time to comply with the additional requests and compile an NDA submission that the FDA is more likely to consider complete. The stock market has also experienced extreme price and volume fluctuations that have often been unrelated, or disproportionate to, the operating performance of individual companies. Since many biotechnology companies require continued financings to advance their research and clinical programs, the stock price sometimes experiences volatility in anticipation of dilutive financing events despite the advancement of research and clinical programs. Although our compensation committee takes into consideration the short-term performance of our stock, due to volatility factors such as those discussed above, and factors outside of the control of the Company, our compensation committee focuses on long-term creation of value for the Company and its stockholders in making compensation decisions.

Chief Executive Officer’s Realizable Equity Value Aligned with Stockholder Experience

Despite our progress in our clinical programs and strategic objectives in 2014, the Company’s stock price declined on a year-over-year basis from December 31, 2013 to December 31, 2014 (one-year TSR declined by 29.0%). However, TSRs over the last three years increased by 223.7%, which is significantly higher than the NASDAQ Composite Index and higher than the NASDAQ Biotechnology Index. Mr. Garabedian’s 2014 total compensation, as reported in the Summary Compensation Table in this proxy statement, includes 190,000 options granted to him in February 2014, an approximately 50% reduction in the number of options granted to Mr. Garabedian in 2013, with a total value, based on the grant date stock price of our common stock and Black-Scholes valuation model, that was approximately 50% of the total value of the options granted to him in 2013. The exercise price for the options granted in 2014 to Mr. Garabedian was $29.03 per share, the closing price of our stock on NASDAQ on the date his grant was made. All of the options granted to Mr. Garabedian in 2014 were subject to a four-year vesting schedule, with 25% of the shares underlying the options vesting on the first anniversary of the grant date, and  1/48th of the total shares vesting each month thereafter, subject to Mr. Garabedian’s continued service to the Company on each vesting date. Thus, Mr. Garabedian is unable to realize any compensation from this 2014 grant unless his options vest and our stock price exceeds the exercise price of $29.03 per share.

Because of the decline in our stock price during 2014, the intrinsic value, also known as realizable value, of the options granted to Mr. Garabedian in 2014, calculated as the spread between the exercise price and our closing stock price on the applicable date, was zero as of December 31, 2014 as shown in the graph below.

$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$3,990,798
$0
Grant Date Fair Value of 2014 Option Grants
Realizable Value of 2014 Option Grant as of December 31, 2014

In addition, as a result of the decline in our stock price, the realizable value of Mr. Garabedian’s outstanding options and stock appreciation rights granted prior to 2015, calculated as the spread between the exercise price and our closing stock price on the applicable date, declined from $5.8 million as of December 31, 2013 to $2.1 million as of December 31, 2014 as shown in the graph below. Mr. Garabedian did not exercise any options or stock appreciation rights during 2014. These figures and the table below include the 24,167 options granted to Mr. Garabedian in 2012 that may be rescinded in connection with a derivative suit settlement due to an unintentional plan overage (See “Compensation Discussion and Analysis — Potential Changes to Executive Compensation”).

$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$5,759,276
$2,096,361
Realizable Value of 2014 Options and SARs as of December 31, 2014
Realizable Value of 2014 Options and SARs as of December 31, 2014

In summary, our compensation program design and realizable pay results illustrate our pay-for-performance philosophy. We have rewarded our executives for performance and growth during a difficult period of regulatory uncertainty where the Company has continued to make progress on a number of operational and strategic objectives important to building long-term value for the Company and our stockholders. At the same time, our emphasis on stock-based awards results in a healthy alignment between our executives’ pay and the realized results for our stockholders and the four-year vesting periods applied to options whose vesting has been triggered. These all serve as incentives for our executives to remain at Sarepta to drive long-term growth.

Our Executive Compensation Program Is Aligned with Best Practices and Shows Our Commitment to Good Compensation Governance

The compensation committee is committed to having strong governance standards with respect to our executive compensation programs, procedures and practices. Among other things, specifically:

•	the compensation committee is comprised solely of independent directors;
•	after consideration of several factors relating to the independence of the compensation consultant, including those set forth in the NASDAQ listing standards, the compensation committee determined that Compensia, the compensation consultant it retains to provide data and advice on the design of our executive compensation programs and to evaluate our executive compensation, is independent;
•	the Company does not have Section 280G gross-up obligations to its executives, and the compensation committee has determined that the Company will not enter into any new employment agreements with executive officers with gross-up payments related to any golden parachute excise taxes;
•	the Company does not provide our executive officers any excessive “executive perquisites,” such as perquisites for former or retired executives or home loss buyouts, as we believe such excessive perquisites are inappropriate; and
•	the Company does not provide any executive pension, supplemental retirement, or non-qualified deferred compensation plans.

Compensation Philosophy and Objectives

The following executive compensation principles form the basis of the Company’s compensation philosophy and guided the compensation committee during 2014 in fulfilling its roles and responsibilities:

•	compensation levels and opportunities should be sufficiently competitive to facilitate recruitment and retention of experienced executives in our highly competitive talent market;
•	compensation should reinforce our business strategy by integrating and communicating key metrics and operational performance objectives and by emphasizing at risk short- and long-term incentives in the total compensation mix;
•	compensation programs should align executives’ long-term financial interests with those of the stockholders by providing equity-based incentives without incentivizing the executives to take inappropriate risks in order to enhance their individual compensation;
•	executives with comparable levels of responsibility should be compensated comparably; and
•	compensation should be transparent and easily understandable to both our executives and our stockholders.

Compensation Program Design

The compensation committee believes that maintaining and improving the quality and skills of our management and appropriately incentivizing their performance are critical factors affecting our stockholders’ realization of long-term value. We intend for the total compensation and each of its components, including base salary, incentive cash compensation, equity compensation and benefits to remain competitive in the biopharmaceutical marketplace for suitable talent and in accordance with our short- and long-term goals.

While fixed compensation, such as base salary and benefits, are primarily designed to be competitive in the biopharmaceutical marketplace for employees, incentive compensation is designed to be primarily merit-based and to reward strategic and operational achievements. Historically, actual incentive compensation for the named executive officers other than the Chief Executive Officer has been a function of the achievement of defined and agreed upon corporate and individual goals. With respect to our Chief Executive Officer, 100% of the goals are tied to corporate objectives to reflect the fact that our Chief Executive Officer makes strategic decisions that influence us as a whole and thus, it is more appropriate to reward performance against corporate objectives.

The at-risk component of the compensation package for each named executive officer, which includes a targeted bonus and long-term equity incentives, is typically determined (in whole or in part) on the basis of achievement of pre-established corporate and individual goals. In determining the 2014 equity awards of our named executive officers, the compensation committee took into account (i) over the most recent five-year applicable period, the Company’s declining TSRs over the short-term and the long-term value to shareholders being built by the Company as indicated by the long-term TSRs, (ii) the competitive annual market values for each individual executive, (iii) the achievement of corporate and individual goals, (iv) the amount of vested and unvested equity awards held by a named executive officer at the time of grant and (v) market factors that require the Company to remain competitive in its compensation package in order to attract and retain qualified individuals. After considering these factors, the compensation Committee made several changes to our executive compensation including (i) reducing the total number of options granted to our Chief Executive Officer in 2014 to approximately half of the options granted to him in 2013, (ii) reducing the overall 2014 compensation to each of our named executive officers from what they were provided in 2013, (iii) reducing the total value of equity awards granted to our named executive officers in 2014, based on a 30-day average price of our common stock and Black-Scholes valuation model, on average by approximately 50% of the total value of the 2013 equity awards granted to each named executive officer, and (iv) paying bonuses for 2014 corporate performance below target at 80% (down from the 125% that was paid for 2013 corporate performance). Given that the Company’s performance awards in 2013 covers major Company milestones through 2016 and any new performance criteria for executives during 2014 would have been dependent on the achievement of the criteria used for the performance awards granted in 2013, the compensation committee determined it was not appropriate to grant additional performance-based awards in 2014.

Response to 2014 Say-on-Pay Vote

We believe our executive compensation program is effectively designed, is in close alignment with the interests of our stockholders and is instrumental in achieving our corporate objectives. In determining executive compensation decisions for 2014, our compensation committee considered the approval by approximately 70% of the stockholders entitled to vote at our 2014 annual meeting of the “Say-on-Pay” proposal for our 2013 Compensation. During the 2014 proxy season, we solicited the direct feedback of many of our largest shareholders on our compensation practices. The compensation committee continued to apply the principles and philosophy it has used in previous years in determining 2015 executive compensation, including taking into account the results of the “Say-on-Pay” vote in 2014 and feedback received from our largest shareholders and will continue to consider stockholder concerns and feedback in the future.

With respect to the frequency of future “Say-on-Pay” advisory votes, consistent with the outcome of the advisory stockholder vote regarding the proposal, we determined to hold an advisory “Say-on-Pay” vote on the compensation of our named executive officers annually until such time the next advisory vote on the frequency of stockholder votes on the compensation of the named executive officers is held.

The Compensation Committee

Our executive and Board compensation programs are administered by our compensation committee. As of the date of this proxy statement, the compensation committee is composed of four directors: M. Kathleen Behrens, Ph.D. (Chairwoman), William Goolsbee, John Hodgman and Gil Price, M.D. Each member of the compensation committee is an “outside director” for purposes of Section 162(m) of the Code, a “non-employee director” for purposes of Exchange Act Rule 16b-3, and satisfies NASDAQ’s independence requirements. Following Mr. Hodgman’s resignation, effective on the date of the 2015 Annual Meeting, he will no longer be a member of the compensation committee.

The compensation committee is responsible for reviewing, assessing and approving all elements of compensation for our named executive officers. In addition, the compensation committee is directly responsible for establishing annual Company-wide performance goals.

The committee’s responsibilities related to executive compensation include, among other things: (i) evaluating the performance of our Chief Executive Officer and other executive officers in light of the approved corporate goals; (ii) setting the compensation of the Chief Executive Officer and other executive officers based upon the evaluation of their performance; and (iii) making recommendations to the Board with respect to new cash-based incentive compensation plans and equity-based compensation plans. The compensation committee is also responsible for assessing appropriate Board compensation programs, and for preparing an annual self-evaluation report of the compensation committee. The compensation committee has independent authority to make compensation decisions for our named executive officers.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer plays a pivotal role in determining executive compensation, other than with respect to his own compensation. No less than annually, our Chief Executive Officer assesses the performance of the named executive officers other than himself. Following such assessments, our Chief Executive Officer recommends to the compensation committee a base salary, performance-based bonus, and a grant of stock options for each named executive officer other than himself. The compensation committee considers the information provided by the Chief Executive Officer, together with other information available to the compensation committee, and determines the compensation for each named executive officer. For 2014, because incentive compensation for the named executive officers was tied to the achievement of corporate and individual goals, the Chief Executive Officer presented a recommendation to the compensation committee regarding the levels of achievement of the various corporate goals and each named executive officer’s individual goals. The compensation committee considered this recommendation and other relevant available information when determining the achievement level of the corporate and personal goals for each named executive officer. All of these considerations led to the final determination by the compensation committee of base salary and incentive compensation levels paid to our named executive officers.

Role of Compensation Consultant

The compensation committee engaged its own independent third-party compensation consultant, Compensia, to assist with its 2014 compensation review, analysis and actions. Compensia’s services generally included:

•	identifying an updated market framework (including a peer group of companies) for formal compensation benchmarking purposes;
•	gathering data on our executive officer cash and equity compensation relative to competitive market practices; and
•	developing a market-based framework for potential changes to our compensation program for the compensation committee’s review and input.

After review and consultation with Compensia, our compensation committee determined that Compensia is independent, and that there is no conflict of interest resulting from retaining Compensia currently or during fiscal year 2014. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and the NASDAQ listing standards.

Additional information regarding the services provided by Compensia is discussed below in greater detail. Other than services provided to our compensation committee, Compensia did not perform any other work for us.

Competitive Market Review for 2014

The market for experienced management is highly competitive in the life sciences and biopharmaceutical industries. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting and retaining management from companies ranging from large and established biopharmaceutical companies to entrepreneurial early stage companies. We expect competition for appropriate technical, commercial, and management skills to remain strong for the foreseeable future.

In setting the 2014 base salaries and cash bonus opportunities for our named executive officers, our compensation committee relied on the peer group prepared by Compensia and approved by the compensation committee in January 2014. This peer group consisted of the following companies.

• Aegerion Pharmaceuticals, Inc.	• ARIAD Pharmaceuticals, Inc.
• Alnylam Pharmaceuticals, Inc.	• Celldex Therapeutics, Inc.
• AMAG Pharmaceuticals, Inc.	• Dyax Corp.
• Arena Pharmaceuticals, Inc.	• Exelixis
• Idenix Pharmaceuticals, Inc.	• Neurocrine Biosciences, Inc.
• ImmunoGen, Inc.	• NPS Pharmaceuticals, Inc.
• Infinity Pharmaceuticals, Inc.	• Rigel Pharmaceuticals, Inc.
• InterMune, Inc.	• Synageva BioPharma Corp.
• Lexicon Pharmaceuticals, Inc.	• Synta Pharmaceuticals Corp.
• MannKind Corporation	• VIVUS, Inc.
• Nektar Therapeutics

Based on the approved 2014 peer group, Compensia prepared a formal executive compensation assessment that included publicly available proxy information and certain non-public information for third party executive compensation for the compensation committee’s consideration. In analyzing our executive compensation program for 2014, the compensation committee compared certain aspects of our named executive officer compensation, including base salary, target bonus, long-term equity incentives and total direct compensation, to the compensation levels provided by our 2014 peer group as part of this assessment. Based on the results of the 2014 peer group compensation assessment, we determined that compensation levels for our named executive officers in 2014 generally reflected market competitive ranges. The 2014 peer group percentiles within which the 2014 base salaries and target incentive opportunities for our named executive officers, excluding Dr. Krieg, who was employed by the Company for only approximately half of 2014, were as follows: Mr. Garabedian was at the 40th percentile in terms of base salary and below the 25th percentile for target total cash compensation. Dr. Kaye was at the 35th percentile for the base salary and also below the 25th percentile for target total cash. Mr. Mahatme, Mr. Howton and Dr. Aphale were at, or between, the 50th and the 75th percentile for their base salaries and target total cash compensation. See “Base Salaries” below for a discussion of salary increases for all of our named executive officers effective March 1, 2014.

Setting Executive Compensation and Determining the Overall Mix of Compensation

The compensation committee believes that the total compensation package provided to our named executive officers, which combines both short-term and long-term incentives including equity components that are mostly at risk, (i) is competitive without being excessive, (ii) is at an appropriate level to assure the retention and motivation of highly skilled and experienced leadership, (iii) is attractive to any additional talent that might be needed in a rapidly changing competitive landscape, (iv) avoids creating incentives for inappropriate risk-taking by the named executive officers that might be in their own self-interests, but might not necessarily be in the best short and long-term interests of our stockholders, and (v) provides the appropriate incentives to our executives to create long-term organizational and stockholder value by incorporating and aligning the value of performance equity awards made to our executive officers tied to achievements made that contribute to strategic Company objectives focused on regulatory and clinical developments.

As a general proposition, in setting compensation for the named executive officers, including the Chief Executive Officer, the compensation committee considers a number of factors, including analyses of compensation of our peers and other companies in the biopharmaceutical industry, analyses of reports from compensation consultants, the satisfaction of (or failure to satisfy) previously-developed performance measurements for the named executive officers and the Company, and the value and size of the total vested and unvested equity grants owned by the named executive officers.

The compensation committee does not have a pre-established policy for allocating total compensation between cash and non-cash compensation, between long-term and currently paid-out compensation, or between fixed and variable compensation. Rather, based on competitive market assessments and benchmarks, reports of compensation consultants, as well as the compensation committee’s review of existing outstanding equity incentives on an individual named executive officer basis, the compensation committee determines the appropriate level and mix of total compensation, keeping in mind our compensation philosophy.

Performance Factors in 2014

In 2014, the compensation committee, with input from the Chief Executive Officer and Board, established overall corporate and individual goals against which the performance of the Company and our named executive officers would be measured. These corporate and individual goals were assigned individual weights. The 2014 four primary corporate goals, along with the weighting assigned to each, and the associated achievement levels, as determined by the compensation committee are included in the table below. Although our corporate goals are intended to be achievable with significant effort, we do not expect that every goal will be actually attained in any given year. In 2014, the Company made significant progress in areas within its control. The following table sets forth our 2014 corporate performance goals, weighting of each goal, and achievement levels determined by the compensation committee.

2014 Corporate Goals	Target Bonus Weighting	Achieved Performance as a % of Goal	Resulting Score
1. Advance eteplirsen & DMD product candidates towards potential approval	48%	58%	28%
a. Initiate enrollment in three historically controlled eteplirsen confirmatory studies	12%	67%	8%
b. Submit at least two INDs for follow-on DMD drug candidates	10%	100%	10%
c. Submit eteplirsen NDA	16%	0%	0%
d. Determine & act on regulatory path for eteplirsen in the E.U.	3%	100%	3%
e. Establish additional capabilities for expanded clinical recruitment efforts and communications with providers and patients	2%	100%	2%
f. Develop comprehensive commercial plan with focus on reimbursement, distribution and patient access	5%	100%	5%
2. Grow pipeline outside of DMD	20%	64%	18%
a. Prioritize three therapeutic programs or chemistries to advance to preclinical from internal research or existing collaborations	10%	100%	10%
b. Establish five new collaborations outside of DMD	10%	80%	8%

2014 Corporate Goals	Target Bonus Weighting	Achieved Performance as a % of Goal	Resulting Score
3. Enhance supply chain to support expanded clinical and potential commercial needs	29%	107%	31%
a. Produce and release sufficient mid-scale product supply for clinical studies	16%	100%	16%
b. Implement the global supply chain necessary to provide adequate clinical and U.S. supply of eteplirsen	10%	120%	12%
c. Establish internal systems and controls consistent with requirements for large scale manufacturing and commercial activities	3%	100%	3%
4. Maintain financial and corporate integrity	3%	100%	3%
a. Establish and execute strong compliance culture and protection for the Company	3%	100%	3%
TOTAL	100%		80%

The individual performance goals and individual achievement of those goals for each of our named executive officers for 2014 varied. Dr. Aphale and Dr. Kaye each achieved 90% of their individual goals, and Mr. Howton and Mr. Mahatme each achieved 100% of their individual goals. The 2014 individual goals for Dr. Aphale related to ensuring appropriate drug supply for pre-clinical, clinical and potential commercial demands, acquiring manufacturing asset to support long range supply assurance strategy, and effectively managing technical development and manufacturing groups. The 2014 individual goals of Mr. Howton related to maximizing protections for intellectual property assets, providing legal support needed for business development, research and clinical trial efforts, updating Company compliance policies, providing training to employees, and managing litigation. The 2014 individual goals of Dr. Kaye related to initiating additional clinical studies for eteplirsen and SRP-4053, assisting in EMA discussions regarding eteplirsen, filing INDs for SRP-4053, SRP-4045, finalizing the study design for placebo controlled study, establishing a team to evaluate new opportunities and effectively managing clinical development, medical writing and biometrics teams. Mr. Mahatme’s 2014 individual goals related to further developing finance, IT and corporate communications functions, ensuring compliance with applicable finance related rules and regulations, assessing and planning for Company financings, supporting Company business development, clinical and other efforts, implementing spend tracking systems, diversifying shareholder base and analyst coverage, and managing investor relations. Mr. Garabedian’s bonus was 100% dependent on the achievement of corporate goals and therefore, he did not have individual goals.

In sum, in 2015 (i) Mr. Garabedian received 80% of his total target bonus for 2014 based entirely on the Company’s achievement of 2014 corporate goals and (ii) Dr. Aphale and Dr. Kaye each received 82.5%, and Mr. Howton and Mr. Mahatme each received 85% of their respective total target bonus for 2014 based on the Company’s achievement of corporate goals and their achievement of individual goals in 2014. Due to the achievement of the corporate goal performance criteria at 80% of target, Mr. Garabedian and our compensation committee recommended to the Board an aggregate bonus payout at 80% of target for the achievement of corporate goals, and up to 100% of target for the achievement of individual goals for each Company employee. See the section entitled “Determining the Total Mix of Compensation —  Performance-Based Cash Bonuses” below for a description of the actual amounts paid to our named executive officers under our 2014 annual performance bonus program.

Analysis of Executive Compensation Components

For 2014, the principal components of compensation for named executive officers included:

•	base salary;
•	performance-based cash bonuses;
•	long-term incentives in the form of stock options;

•	a Section 401(k) Plan;
•	severance/termination protection;
•	reasonable perquisites, on a limited basis; and
•	other benefits, all generally on the same basis as the benefits provided to all employees.

Base Salaries

As a general proposition, the base salaries of our named executive officers are reviewed as part of an annual compensation review cycle. We also assess salaries at the time of hire, promotion or other change in responsibilities. In establishing and adjusting executive salaries, the compensation committee considers information regarding base salaries paid by companies of comparable size in the biopharmaceutical industry, other data from its compensation consultant, the individual performance, position and tenure of the executive officer; and internal comparability considerations. Based on the January 2014 peer group, Mr. Garabedian’s base salary approximated the 40th percentile, Dr. Kaye’s base salary approximated the 35th percentile, Mr. Howton’s base salary approximated the 55th percentile, Mr. Mahatme’s base salary approximated the 70th percentile, and Dr. Aphale’s base salary approximated the 65th percentile relative to our peer group. We determined that these base salaries were appropriate in light of our compensation philosophy and the competitive pressures for attracting and retaining talent. In particular, we increased Mr. Garabedian’s and Dr. Kaye’s base salary in 2014 between 4 – 5% after our compensation committee determined to bring their compensation closer to the 50th percentile of the peer group due to their performance and contributions to the Company in 2013. These 2014 salary increases for our named executive officers were effective March 1, 2014.

Consistent with the philosophy discussed above, the base salary levels for 2013 and 2014 for our named executive officers are summarized in the table below. The 2014 salary figures included below represent the annualized base salaries of our named executive officers pursuant to the salary increases approved by our compensation committee in February 2014 that became effective on March 1, 2014.

Name	Title	Salary 2014	Salary 2013	$ Change	% Change 2013 to 2014 Base Salary
Edward M. Kaye, M.D.	Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer	$399,017	$382,200	$16,817	4.4%
Sandesh Mahatme	Senior Vice President, Chief Financial Officer	$443,722	$427,890	$15,832	3.7%
David Tyronne Howton, Jr.	Senior Vice President, General Counsel and Corporate Secretary	$393,407	$377,550	$15,857	4.2%
Jayant Aphale, Ph.D.	Senior Vice President, Technical Operations	$335,936	$323,950	$11,986	3.7%
Christopher Garabedian	Former President and Chief Executive Officer	$603,200	$580,000	$23,200	4.0%

Based on our annual review of named executive salary information and our review of our January 2015 peer group data, we determined that further increases to our named executive officer base salaries were appropriate in 2015. In particular, we increased Dr. Kaye’s 2015 base salary by 3.25%, Mr. Howton’s 2015 base salary by 3.5%, Mr. Mahatme’s 2015 base salary by 3.5% and Dr. Aphale’s 2015 base salary by 3.25% due to each of their performance and contributions to the Company in 2014. These 2015 salary increases for our named executive officers were effective March 1, 2015. In April 2015, in connection with his appointment as Interim Chief Executive Officer, we entered into an employment agreement with Dr. Kaye. “See Executive Compensation — Employment Agreements with Named Executive Officers.”

Performance-Based Cash Bonuses

As a smaller component of the overall compensation we provide to our executives, we establish cash bonus targets tied to performance of strategic and operational objectives that we believe create long-term value to the Company and its stockholders. For 2014, the cash bonus for our Chief Executive Officer was targeted at 60% of his base salary, with a maximum payout of 150% of his base salary. For the rest of our named executive officers, 2014 bonuses were targeted at 40% of their respective base salaries, with a maximum payout of 150% of total target bonus. These above disclosed target bonuses take into account competitive data and peer review information provided by Compensia in 2014. The target bonuses may be subject to periodic review by the compensation committee for potential adjustments based on considerations including peer company practices and parity between executives of similar levels. Historically, annual cash bonus amounts are determined based on the corporate goals achieved by the Company as a whole, as well as based on individual performance against goals for each of the named executive officers. Based on the January 2014 peer group, Mr. Garabedian’s and Dr. Kaye’s incentive bonus opportunities were below the 25th percentile, Mr. Mahatme and Mr. Howton’s incentive opportunity bonuses were between the 25th percentile and the 50th percentile, and Dr. Aphale’s incentive opportunity bonus was between the 50th percentile and the 75th percentile.

As described above under “Performance Factors in 2014”, the compensation committee and the Board, in consultation with Mr. Garabedian, established corporate and individual performance goals for 2014 tied to strategic and operational objectives that we believe are drivers in building long-term value to the Company and its stockholders. As such, in 2014, other than the Chief Executive Officer, 75% of named executive officers’ total target incentive bonus was dependent on corporate performance and the remaining 25% was dependent on their individual performances. In February 2015, the compensation committee, with input from the Board, determined that the performance criteria for 2014 were achieved at an aggregate of 80% of corporate goals; our compensation committee then recommended an aggregate bonus payout for each named executive officer (other than the Chief Executive Officer) based on the following: 80% achievement on corporate performance component, and up to 100% achievement on individual performance component. The following table shows, for each of our named executive officers, the aggregate dollar value of the cash bonuses awarded for 2013 and 2014 corporate and individual performance achievements:

Name	Title	2014 Bonus(1)	2013 Bonus(2)	% Change (2013 to 2014)	2014 Bonus as a % of 2014 Base Salary
Edward M. Kaye, M.D.	Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer	$131,676	$167,213	(21.3)%	33.0%
Sandesh Mahatme	Senior Vice President, Chief Financial Officer	$150,865	$213,945	(29.5)%	34.0%
David Tyronne Howton, Jr.	Senior Vice President, General Counsel and Corporate Secretary	$133,758	$165,178	(19.0)%	34.0%
Jayant Aphale, Ph.D.	Senior Vice President, Technical Operations	$110,859	$141,728	(21.8)%	33.0%
Christopher Garabedian	Former President and Chief Executive Officer	$289,536	$362,500	(20.1)%	48.0%

(1)	The 2014 bonus figure reflects a cash bonus received in March 2015.
(2)	The 2013 bonus figure reflects a cash bonus received in March 2014.

Equity Incentive Plan Compensation

Our Restated Plan is designed to align a significant portion of the executive compensation program with long-term stockholder interests by providing for the grant of several different types of stock-based awards. The Restated Plan is administered by the compensation committee. The compensation committee believes that equity-based compensation helps to ensure that our named executive officers have a continuing stake in our long-term success in alignment with the interests of our stockholders, and to preserve our cash resources. The stock options, RSUs and SARs provide incentives to retain our named executive officers to continue in service to us and to create in such executives a more direct link between their interests and the future success of our Company by tying incentive compensation to the achievement of long-term corporate economic objectives. All options and SARs granted by us have been granted with an exercise price equal to the closing market price of our common stock on the date of grant and, accordingly, will only have value only if our stock price exceeds the stock price on the date of grant.

In February 2014, the compensation committee granted our named executive officers time-based stock options only under our Restated Plan, with a four-year vesting schedule. As described above, in 2014, the compensation committee determined it was not appropriate to grant performance-based options to our named executive officers because the performance milestones that would have been chosen for any such performance-based options would have been duplicative of or dependent on the Company achieving the key strategic and operational objectives used for the performance-based options granted to our named executive officers in 2013. More importantly, our compensation committee took into account the declines in short term

TSRs and the increases in the long term TSRs in a five-year period in (i) granting our Chief Executive Officer in 2014 approximately half the total number options granted to him in 2013 and (ii) granting options to each of our named executive officers that, based on a 30-day average price of our common stock and Black-Scholes valuation model, had a total value that was on average approximately 50% of the total value of the options granted to each such named executive officer in 2013.

The time-based stock options granted to our named executive officers in 2014, disclosed below, will vest as follows: 25% of the shares underlying such options vested on February 28, 2015 and  1/48th of the total shares underlying such options will vest on each monthly anniversary thereafter, such that the option will be fully vested on February 28, 2018, subject to the named executive officer continuing to provide services through each such vesting date. The time-based and other equity compensation granted to our named executive officers under our Plan in 2014 was as follows:

Name	Title	Time-based stock options granted in 2014(1)
Edward M. Kaye, M.D.	Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer	55,000
Sandesh Mahatme	Senior Vice President, Chief Financial Officer	72,500
David Tyronne Howton, Jr.	Senior Vice President, General Counsel and Corporate Secretary	55,000
Jayant Aphale, Ph.D.	Senior Vice President, Technical Operations	35,000
Christopher Garabedian	Former President and Chief Executive Officer	190,000

(1)	The exercise price for the time-based stock options granted in 2014 for our named executive officers is $29.03.

In determining the shares awarded to each named executive officer pursuant to equity awards, the compensation committee generally took into account each named executive officer’s responsibilities, relative position in the Company, past grants, the total number of vested and unvested equity incentives held by each named executive officer, and approximate grants in terms of value and percent of outstanding equity granted to individuals in similar positions in our peer group companies and other companies of comparable size in the biopharmaceutical industry. In addition, the compensation committee considered the individual performance and contribution of each named executive officer, its own subjective assessment of market conditions, its ability to retain the individual named executive officer, and the goal of increasing the value of the Company. The compensation committee further considered the size of the grants in the context of the total annual equity budget for the Company and the Company’s strong performance at the time of the grant.

Mr. Garabedian’s equity compensation in 2013 and 2014 was designed to increase his ownership to further align his interests with those of our stockholders and have the equity portion of his compensation be more in line with that of the chief executive officers in the Company’s peer group. Prior to the 2013 grant, Mr. Garabedian’s percentage ownership was at the 25th percentile of peers, excluding equity directly purchased and equity granted in lieu of bonuses, and below the median including those amounts.

2013 Performance-Based Option Awards

The Company filed two INDs in 2014 for product candidates targeting exons 45 and 53, thereby meeting a milestone that made 30% of the performance-based options granted in 2013 to our named executive officers eligible for time-based vesting. The 2013 performance-based options that became eligible for time-based vesting in 2014 will vest over a four-year period commencing with the grant date of June 2013 and will become fully vested in June 2017. As noted in our 2014 annual meeting proxy statement, on June 4, 2013, the compensation committee granted our executives performance-based options. Different percentages of these 2013 performance-based options become eligible for time-based vesting as the performance milestones for these options are achieved by the Company within the stated specified periods. If a milestone is achieved, then the number of options associated with meeting that milestone within the specified time-frame, becomes eligible for time-based vesting over a four-year period running from the date of the grant, with 25% of the options deemed to have vested on June 4, 2014 and  1/48th of the total performance-based options granted vesting on a monthly basis over the remaining months until the options tied to that achieved milestone are fully vested, assuming the named executive officer’s continued service to the Company during each vesting period. Vesting may be additive based on the achievement of both FDA approval of eteplirsen and the IND filing milestones, but no more than 100% of the shares subject to the 2013 performance–based options will be eligible to vest at any time. The performance milestones and associated eligibility for time-based vesting of these 2013 performance-based options are as follows:

1. FDA Approval of eteplirsen:

a.	If achieved during 2014: 100% of performance-based stock options granted will become eligible for time-based vesting
b.	If achieved during 2015: 75% of performance-based stock options granted will become eligible for time-based vesting
c.	If achieved during 2016: 50% of performance-based stock options granted will become eligible for time-based vesting

2. IND Filings:

a.	If three new INDs are filed:
—	during 2014: 40% of performance-based stock options granted will become eligible for time-based vesting
—	during 2015: 20% of performance-based stock options granted will become eligible for time-based vesting
b.	If two new INDs are filed:
—	during 2014: 30% of performance-based stock options granted will become eligible for time-based vesting
—	during 2015: 15% of performance-based stock options granted will become eligible for time-based vesting
c.	If one new IND is filed:
—	during 2014: 20% of performance-based stock options granted will become eligible for time-based vesting
—	during 2015: 10% of performance-based stock options granted will become eligible for time-based vesting

Section 401(k) Plan

Our Section 401(k) plan (the “401(k) Plan”) is a defined contribution profit sharing plan with a 401(k) option. The plan year is January 1 to December 31, and the 401(k) Plan was adopted on November 1, 1992. Employees who are at least twenty-one years of age and who have completed at least thirty days of employment are eligible to participate in the 401(k) Plan. Employees who are union employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, certain nonresident aliens who have no earned income from sources within the United States, and non-common law employees whose regularly scheduled work is less than 1,000 hours of service per computation period are not eligible to participate. Participants may defer up to the maximum allowed by law. At our discretion, participants may receive a dollar-for-dollar match on the first 4% of eligible compensation that the participant contributes to the 401(k) Plan. For 2014, our named executive officers received a 401(k) contribution match of dollar-for-dollar on the first 4% of eligible compensation of their 401(k) Plan contribution, subject to the maximum amount permitted by law.

Additional Benefits

We provide a limited number of additional benefits to our named executive officers to permit them to be accessible to the business as required and to ensure increased effectiveness, delivery, and performance by residing in closer proximity to the Company’s headquarters in Cambridge, Massachusetts. As such, we agreed to provide reimbursement of reasonable moving and temporary housing expenses, including monthly rent and parking expenses, incurred in connection with relocating to the Cambridge, Massachusetts area for each of Messrs. Garabedian, Mahatme and Dr. Aphale, as well as a tax gross-up for relocation assistance.

Under their employment arrangements with the Company, each of Mr. Garabedian, Mr. Mahatme and Dr. Aphale were offered relocation and temporary housing assistance. In 2014, Mr. Garabedian was paid $55,000, plus tax gross-up, toward relocation and temporary housing expenses in Massachusetts. Under amendments to his relocation offer letter terms approved by the compensation committee in 2014, Mr. Mahatme was paid $16,381, plus tax gross-up, toward relocation and temporary housing expenses in Massachusetts. In 2014, Dr. Aphale was reimbursed $9,357, plus tax gross-up, toward temporary housing expenses in Oregon. Also in 2014, Dr. Aphale was paid $20,731, plus tax gross-up, toward relocation and temporary housing expenses in connection with his relocation to the Cambridge, Massachusetts area as approved by the compensation committee in 2014. For additional details regarding each of these name executive officers’ relocation amounts paid in 2014, please refer to the Summary Compensation Table.

We also provide our named executive officers with additional coverage under our group basic life insurance and AD&D plans, in the amount of 2.5 times basic annual salary, up to a maximum of $1.2 million. In addition, we determined to provide Mr. Mahatme with reimbursement for an individually-purchased life insurance policy for an additional $500,000 in coverage. In 2014, we paid $20,395 for this additional coverage.

Under our group long term disability policy, all regular-status full- and part-time employees, including our named executive officers are provided with disability in the case of long term disability, up to a maximum of $15,000 per month and subject to specific plan and provider requirements. Since employees earning annual base salaries of over $300,000 fall short of the monthly maximum provided under group long term disability policy, the Company establishes individual supplemental long term disability policies for these employees, and pays for the associated costs. All of our named executive officers, including our Chief Executive Officer are, therefore, eligible for and set up for such individual supplemental long term disability policies and are provided with coverage in $5,000 increments up to the maximum monthly coverage as defined in our group long term disability policy.

Severance/Termination Protection

During 2014, Mr. Garabedian was the only named executive officer with an effective formal employment agreement with the Company. However, Mr. Garabedian resigned from his positions as Director, President and Chief Executive Officer of the Company on March 31, 2015.

We previously had an employment agreement with Dr. Aphale which has expired. Additionally we entered into an employment agreement with Dr. Kaye in 2015 in connection with his appointment as Interim Chief Executive Officer. See “Executive Compensation — Employment Agreements with Named Executive Officers.” General terms of employment, including compensation and benefits payable upon termination of employment are set forth in offer letters, change in control agreements, or otherwise agreed-upon arrangements between the named executive officer, the Company and the compensation committee. The compensation committee sets such compensation and benefits in order to be competitive in the hiring and retention of employees, including named executive officers.

All arrangements with the named executive officers and the potential payments that each of the named executive officers would have received in the event of termination of such executive’s employment, are described in “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers” and “Potential Payments Upon Termination or a Change in Control” included elsewhere in this proxy statement.

Tax and Accounting Implications of the Executive Compensation Program

We generally will be entitled to a tax deduction in connection with compensation paid to our named executive officers at the time the named executive officer recognizes such compensation. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) of the Code. In addition, the long-term incentive compensation awarded to the named executive officers is based on a fixed value at grant, and therefore, is not subject to variable accounting treatment under FASB ASC Topic 718. We view preserving tax deductibility as an important objective, but not the sole objective, in establishing executive compensation. Although we generally consider the impact of Code Section 162(m) deductibility limitations, in specific instances we have, and in the future may, authorize compensation arrangements that are not fully tax deductible but which promote other important objectives.

Employment Agreements with Named Executive Officers

Edward Kaye, M.D. — Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Employment Agreement

On March 31, 2015, the Board appointed Dr. Kaye as our Interim Chief Executive Officer in addition to his role as our Senior Vice President and Chief Medical Officer. In connection with this appointment, we entered into an executive employment agreement with Dr. Kaye effective April 1, 2015 (the “Effective Date”), providing for Dr. Kaye’s at-will employment as our Senior Vice President and Chief Medical Officer and until the appointment of a successor full time Chief Executive Officer, as our Interim Chief Executive Officer. Dr. Kaye’s compensation package was extensively negotiated. In determining Dr. Kaye’s compensation, the Board took into account, among other things, his extensive experience in our industry, the salaries and potential bonuses commanded by principal executive officers at other companies in our industry, and input from an external executive compensation consulting firm.

The 2015 executive employment agreement has an initial term of one year commencing on the Effective Date (the “Initial Term”). After the expiration of the Initial Term, the employment agreement automatically extends on a monthly basis unless either we or Dr. Kaye provide 30 days’ notice of an intent not to renew; provided that if during the term of the employment agreement, a successor Chief Executive Officer is appointed, the automatic monthly renewals will cease and the employment agreement will terminate on the one year anniversary date of the appointment date of a successor Chief Executive Officer. Termination of Dr. Kaye’s employment in connection with a non-renewal of the employment agreement by the Company will be treated as termination for other than “Cause” (as defined in the employment agreement) for purposes of determining Dr. Kaye’s severance rights.

Under the terms of his executive employment agreement, Dr. Kaye is entitled to receive a base annual salary of $525,000, subject to review and adjustment in accordance with our normal performance review practices. Dr. Kaye is also eligible to receive a target annual bonus of 60% of his base salary upon achievement of performance objectives determined by the Board. The maximum bonus Dr. Kaye is eligible to receive is 150% of his target annual bonus. In addition to his base salary and annual bonus opportunity, Dr. Kaye will be granted a restricted stock award consisting of the number of shares of restricted stock resulting from dividing $1,500,000 by the closing trading price of the Company’s common stock on the grant date, which restricted stock award will vest in twelve substantially equal quarterly installments on each three-month anniversary of the Effective Date.

Pursuant to the terms of the employment agreement, Dr. Kaye is also entitled to reimbursement for reasonable travel, entertainment or other business expenses he incurs in connection with the performance of his duties. Dr. Kaye is also entitled to participate in current and future employee benefit plans that apply to other executive officers of the Company, including paid vacation.

The employment agreement specifies that if Dr. Kaye’s employment is terminated by the Company for reasons other than Cause, death or disability, then, subject to execution of a release of claims in the form provided by the Company, he will be entitled to continued payments of his base salary for 12 months from the date of termination, accelerated vesting of 50% of his unvested equity awards, and an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination (but not beyond the original expiration date).

Dr. Kaye is also entitled to the severance benefits as if terminated by the Company without Cause listed above in the event he resigns his employment with the Company within 60 days of being removed from his position as Senior Vice President and Chief Medical Officer without his prior written consent, provided Dr. Kaye provides the Company with 30 days prior written notice of his intent to resign following such removal and the Company fails to reinstate him into his position as Senior Vice President and Chief Medical Officer.

Dr. Kaye’s severance rights during the twelve (12) month period of time commencing upon a change in control are governed by his existing change in control agreement with the Company. For a description of additional severance and change in control-related payments to Dr. Kaye under his employment agreement, see the section below captioned “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers.”

If the severance and other benefits provided in the employment agreement or otherwise payable to Dr. Kaye are subject to excise tax under Section 280(G) of the Internal Revenue Code, then, Dr. Kaye’s severance benefits would be either delivered in full or delivered as to such lesser extent which would result in no portion of the severance benefits being subject to such excise tax, whichever result is superior for Dr. Kaye on an after-tax basis.

Dr. Kaye’s employment agreement also requires him not to compete, either directly or indirectly, with us while employed by us and until the later of the date of the termination of his employment with us and the date he no longer receives severance benefits from us. In addition, the employment agreement requires Dr. Kaye not to solicit our employees to leave their employment with us during, and for two years following, the term of his employment.

Sandesh Mahatme — Senior Vice President, Chief Financial Officer

On November 5, 2012, we hired Sandesh Mahatme as our Senior Vice President, Chief Financial Officer. In connection with his appointment, we and Mr. Mahatme entered into an offer letter dated October 29, 2012 providing for Mr. Mahatme’s at-will employment. Under the terms of his offer letter, Mr. Mahatme is entitled to an initial annual base salary of $425,000, which amount is subject to review and adjustment based upon our performance review practices. Mr. Mahatme’s annual base salary was increased to $443,722 by the compensation committee, effective March 1, 2014. In addition to his base salary, Mr. Mahatme was entitled to a sign-on bonus of $160,000. Pursuant to the terms of Mr. Mahatme’s offer letter, $130,000 of his sign-on bonus was paid within thirty days following the date he commenced employment with the Company, and $30,000 of his sign-on bonus was paid on the first regularly scheduled payroll date on or after March 15, 2013. Mr. Mahatme is also eligible for a target annual bonus of up to 40% of his annual base salary based upon Mr. Mahatme’s achievement of company and individual performance objectives as determined by our Chief Executive Officer and the compensation committee. The maximum annual bonus Mr. Mahatme is eligible to receive is 60% of his annual base salary. As noted above, Mr. Mahatme received a bonus of $150,865 in connection with his services in 2014.

In addition to the compensation described above, under his offer letter, Mr. Mahatme is entitled to receive reimbursement of up to $50,000 for actual, documented, reasonable expenses incurred for relocating to the Cambridge, Massachusetts area, including the costs or expenses associated with (i) selling his prior residence, (ii) shipment of his personal effects, and (iii) customary closing costs associated with purchasing a new residence incurred We also agreed to reimburse Mr. Mahatme for actual corporate housing expenses in the Cambridge, Massachusetts area for up to twelve months following his start date. In 2014, the compensation committee extended the period during which Mr. Mahatme could use his relocation allowance to July 31, 2015, conditioned upon Mr. Mahatme completing his move to the greater Boston area by the end of 2014.

David Tyronne Howton, Jr. — Senior Vice President, General Counsel and Corporate Secretary

David Tyronne Howton, Jr. was hired as our Senior Vice President, General Counsel on an at-will employment basis pursuant to an offer letter dated October 23, 2012. Under the terms of his offer letter, Mr. Howton was entitled to an initial annual base salary of $375,000 and eligible for a target annual bonus of

35% of his annual base salary based upon Mr. Howton’s achievement of company and individual performance objectives as determined by our Chief Executive Officer and the compensation committee. Mr. Howton is eligible to receive a maximum potential annual bonus of 150% of his target bonus. Mr. Howton’s annual base salary was increased to $393,407 by the compensation committee, effective March 1, 2014. Under the terms of his offer letter, Mr. Howton is eligible to enter into, and did enter into, a Change in Control and Severance Agreement as described below providing for certain severance benefits in the event of termination of his employment in certain circumstances.

Arthur M. Krieg, M.D. — Former Senior Vice President, Chief Scientific Officer

Dr. Arthur M. Krieg was hired as our Senior Vice President, Chief Scientific Officer on an at-will employment basis pursuant to an offer letter dated January 6, 2014. Under the terms of his offer letter, Dr. Krieg was entitled to an initial annual base salary of $418,000 and was eligible for a target annual bonus of 40% of his annual base salary based upon Dr. Krieg’s achievement of company and individual performance objectives as determined by our Chief Executive Officer and the Board, with a maximum potential annual bonus of 150% of his target bonus. Under the terms of his offer letter, Dr. Krieg was eligible to enter into the Company’s standard form of Change in Control Agreement providing for severance benefits in the event of certain involuntary terminations of employment following a change in control. As noted above, Dr. Krieg’s employment with us terminated in July 2014. Pursuant to a settlement agreement entered into in connection with a dispute over his July 2014 termination, Dr. Krieg was paid a lump sum payment of $425,000 by the Company in 2015. Under the terms of the settlement agreement, Dr. Krieg agreed to certain restrictive covenants, including a covenant not to solicit the Company’s employees for a period of twelve months following his termination, a covenant to protect confidential information, and a covenant not to disparage the Company or any of its affiliates. Dr. Krieg also agreed in the settlement agreement to settle and release certain claims he and his affiliates may have had against the Company.

Christopher Garabedian — Former President and Chief Executive Officer

Employment Agreement

On January 1, 2011, the Board appointed Christopher Garabedian as our President and Chief Executive Officer. In connection with his appointment, we and Mr. Garabedian initially entered into an employment agreement on December 17, 2010, providing for Mr. Garabedian’s at-will employment. The employment agreement had an initial term of two years commencing on January 1, 2011. Effective January 1, 2013, we amended and restated Mr. Garabedian’s employment agreement (the “Employment Agreement”). Mr. Garabedian resigned his positions as Director, President and Chief Executive Officer on March 31, 2015.

Under the terms of his Employment Agreement, Mr. Garabedian was entitled to a base annual salary of $580,000, subject to review and adjustment in accordance with our normal performance review practices. Mr. Garabedian’s annualized salary was approved for a change by the compensation committee to $603,200 effective March 1, 2014. In a meeting of the compensation committee on February 16, 2015, however, Mr. Garabedian’s salary was increased by 3.5% to $624,312, effective as of March 1, 2015. In addition to his base salary, Mr. Garabedian was also eligible to receive a target annual bonus of 60% of his base salary upon achievement of performance objectives determined by the compensation committee (an increase from the target annual bonus of 50% of his base salary under the terms of his Employment Agreement as approved by the compensation committee in 2014). The maximum bonus Mr. Garabedian was eligible to receive was 150% of his base salary under his Employment Agreement. We also agreed to provide Mr. Garabedian with reimbursement for his documented relocation expenses (not to exceed $55,000 excluding payments to Mr. Garabedian to make him whole for taxes incurred in connection with such reimbursements) from Washington to Massachusetts. The Employment Agreement also specified that if Mr. Garabedian’s employment is terminated for reasons other than “Cause” (as defined in the Employment Agreement), death or disability, then, subject to execution of a release of claims in the form provided by the Company, he would have been entitled to continued payments of his base salary for 12 months from the date of termination, accelerated vesting on 50% of his unvested equity awards, and an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination.

The Employment Agreement also specified that if, upon, or within 12 months following, a “Change of Control” Mr. Garabedian were terminated for reasons other than “cause,” death or disability in each case prior to or after 12 months following a “change of control” (as defined in the Employment Agreement), or if he resigns for “Good Reason” (as defined in the Employment Agreement), then, subject to the execution of a release of claims in the form provided by the Company, he would have been entitled to continued payments of his base salary for 24 months from the date of termination, payment of 100% of Mr. Garabedian’s annual target bonus, accelerated vesting on all of his unvested equity awards, an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination and, if Mr. Garabedian elected to receive continued healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company would have reimbursed Mr. Garabedian for the premiums required under such coverage under certain conditions for up to 24 months.

If the severance and other benefits provided in the Employment Agreement or otherwise payable to Mr. Garabedian were subject to excise tax under Section 280(G) of the Code, then, Mr. Garabedian’s severance benefits would have been either delivered in full or delivered as to such lesser extent which would result in no portion of the severance benefits being subject to such excise tax, whichever result is superior for Mr. Garabedian on an after-tax basis.

Mr. Garabedian’s compensation package was extensively negotiated. In determining Mr. Garabedian’s compensation, the Board took into account, among other things, the fact that Mr. Garabedian was required to relocate to Cambridge, Massachusetts from Bothell, Washington in connection with the Company’s headquarters being relocated to Cambridge Massachusetts, his extensive experience in our industry, the salaries and potential bonuses commanded by principal executive officers at other companies in our industry, and input from an external executive compensation consulting firm.

Pursuant to the terms of the Employment Agreement, Mr. Garabedian was entitled to reimbursement for reasonable travel, entertainment or other business expenses he incurs in connection with the performance of his duties. Mr. Garabedian was also entitled to participate in current and future employee benefit plans that apply to other executive officers of the Company, including paid vacation.

Mr. Garabedian’s Employment Agreement also instructs him not to compete, either directly or indirectly, with us while employed by us and until the later of the date he terminates his employment with us and the date he no longer receives severance benefits from us. In addition, the Employment Agreement requires Mr. Garabedian not to solicit our employees to leave their employment with us during, and for two years following, the term of his employment.

For a description of severance and change in control-related payments to Mr. Garabedian under his Employment Agreement, see the section below captioned “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers.”

Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers

We have entered into agreements with certain named executive officers relating to post-employment benefits and change in control arrangements.

Sandesh Mahatme — Senior Vice President, Chief Financial Officer, Edward M. Kaye, M.D. — Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer, David Tyronne Howton, Jr — , Senior Vice President, General Counsel and Corporate Secretary and Jayant Aphale, Ph.D — , Senior Vice President, Technical Operations

We are a party to our standard Senior Vice President Change in Control and Severance Agreement with each of Mr. Mahatme, Dr. Kaye, Mr. Howton and Dr. Aphale. Under these agreements, if the named executive officer experiences a “Constructive Termination” or termination by the Company other than for “Cause” (as each term is defined below) during the 12 months following a “Change in Control” (as defined in the agreement), and if the named executive officer delivers to the Company a general release of claims that becomes effective and irrevocable within sixty (60) days following such covered termination, then in addition to any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company shall provide the named executive officer with the following:

•	cash payment equal to 18 months of his base salary at the rate in effect immediately prior to executive’s termination of employment payable in a cash lump sum, less applicable withholdings, as soon as administratively practicable following the date the release is not subject to revocation and, in any event, within 60 days following the date of termination;
•	cash payment equal to 100% of his annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum, less applicable withholdings, as soon as administratively practicable following the date the release is not subject to revocation and, in any event, within 60 days following the date of termination;
•	accelerated vesting on 100% of his outstanding and unvested equity awards; and
•	if the executive elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse him for, the premium for the executive and his covered dependents through the earlier of (i) the eighteen month anniversary of the date of his termination of employment and (ii) the date he and his covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). After the Company ceases to pay premiums pursuant to the preceding sentence, the executive may, if eligible, elect to continue healthcare coverage at his expense in accordance with the provisions of COBRA.

As defined in the Senior Vice President Change in Control Severance Agreement, “Constructive Termination” means the executive’s resignation from employment with the Company within 90 days after the occurrence of one or more of the following conditions without his consent: (i) a material diminution in his authority, duties, or responsibilities; (ii) a material diminution in his base salary, other than a diminution ratably applied to other senior executives of the Company; (iii) a material change in the geographic location at which the executive must perform his services (which shall in no event include a relocation of his office which results in an increased commuting distance from his home to the office of less than thirty (30) miles); or (iv) any other action or inaction that constitutes a material breach of any written agreement or covenant between the executive and the Company by the Company; and which, in the case of any of the foregoing, continues uncured by the Company beyond thirty (30) days after the executive has provided the Company written notice that he believes in good faith that such condition giving rise to such claim of Constructive Termination has occurred. Any such notice shall be provided to the Company within thirty (30) days following the initial occurrence of the condition or event giving rise to Constructive Termination. As defined in the Senior Vice President Change in Control Severance Agreement, “Cause” means (i) an act of dishonesty made by the executive in connection with his responsibilities as an employee; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the Company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the Company; or (vi) the executive’s continued failure to perform his or her employment duties after the executive has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance to the Company’s satisfaction within ten (10) business days after receiving such notice.

If the severance and other benefits provided in the Change in Control and Severance Agreements, or otherwise payable to the executive officers, would be subject to the golden parachute excise tax, then, the executive officer’s severance and/or other benefits will either be delivered in full, or delivered as to such lesser extent which would result in no portion of the severance and/or other benefits being subject to such excise tax, whichever result is better for the executive officers on an after-tax basis.

Edward Kaye, M.D. — Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Per the terms of Dr. Kaye’s employment agreement entered into in connection with his appointment as our Interim Chief Executive Officer, as described above, if Dr. Kaye’s employment is terminated by the Company for reasons other than Cause, death or disability, then, subject to execution of a release of claims in the form provided by the Company, he will be entitled to continued payments of his base salary for

12 months from the date of termination, accelerated vesting of 50% of his unvested equity awards, and an extension of the original expiration date.

Dr. Kaye is also entitled to the severance benefits as if terminated by the Company without Cause listed above in the event he resigns his employment with the Company within 60 days of being removed from his position as Senior Vice President and Chief Medical Officer without his prior written consent, provided Dr. Kaye provides the Company with 30 days prior written notice of his intent to resign following such removal and the Company fails to reinstate him into his position as Senior Vice President and Chief Medical Officer.

Dr. Kaye’s severance rights during the twelve (12) month period of time commencing upon a change in control are governed by his existing change in control agreement with the Company. For a description of additional severance and change in control related payments to Dr. Kaye under his employment agreement, see the section below captioned “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers.”

If the severance and other benefits provided in the employment agreement or otherwise payable to Dr. Kaye are subject to excise tax under Section 280(G) of the Internal Revenue Code, then Dr. Kaye’s severance benefits would be either delivered in full or delivered as to such lesser extent which would result in no portion of the severance benefits being subject to such excise tax, whichever result is superior for Dr. Kaye on an after-tax basis.

Christopher Garabedian — Former President and Chief Executive Officer

Pursuant to the terms of his Employment Agreement, if, prior to a “Change of Control” (as defined below), or after 12 months following a “Change of Control,” Mr. Garabedian’s employment were terminated for reasons other than “Cause” (as defined below), death or disability after we provide him with at least 30 days advance notice, then, subject to his execution of a release of claims in the form we provide, he will be entitled to:

•	continued payments of his base salary for 12 months from the date of termination;
•	accelerated vesting on 50% of his outstanding and unvested equity awards; and
•	an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination.

“Cause” was defined in the Employment Agreement as (i) an act of dishonesty made by Mr. Garabedian in connection with his responsibilities as an employee, (ii) Mr. Garabedian’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Mr. Garabedian’s gross misconduct, (iv) Mr. Garabedian’s unauthorized use or disclosure of any proprietary information, or trade secrets of the Company, or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with the Company, (v) Mr. Garabedian’s willful breach of any obligations under any written agreement or covenant with the Company; or (vi) Mr. Garabedian’s continued failure to perform his employment duties after he has received a written demand of performance from us, which specifically sets forth the factual basis for our belief that he has not substantially performed his duties and has failed to cure such non-performance to our satisfaction within 10 business days after receiving such notice. As defined in the Employment Agreement, “Change of Control” was defined as (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by our then-outstanding voting securities, or (ii) the date of the consummation of a merger, or consolidation of the Company with any other corporation that has been approved by our stockholders, other than a merger or consolidation, which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding, or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or (iii) the date of the consummation of the sale or disposition by us of all or substantially all of our assets. However, no transaction will be deemed a Change of Control unless the transaction qualifies as a “change in control event” within the meaning of Section 409A of the Code.

Also, the Employment Agreement specified that if, upon, or within 12 months following, a “Change of Control” Mr. Garabedian were terminated for reasons other than “Cause,” death or disability after we provide him with at least 30 days advance notice, or he resigned for “Good Reason” (as defined below), then, subject to his execution of a release of claims in the form we provide, he would be entitled to:

•	continued payments of his base salary for 24 months from the date of termination;
•	an amount equal to 100% of his annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum, less applicable withholdings, as soon as administratively practicable following the date the release is not subject to revocation and, in any event, within 60 days following the date of termination;
•	accelerated vesting on all of his outstanding and unvested equity awards;
•	an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination; and
•	if Mr. Garabedian elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse him for, the premium for the executive and his covered dependents through the earlier of (i) the 24 month anniversary of the date of his termination of employment, and (ii) the date he and his covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). After the Company ceases to pay premiums pursuant to the preceding sentence, he may, if eligible, elect to continue healthcare coverage at his expense in accordance with the provisions of COBRA.

“Good Reason” was defined in the Employment Agreement as the termination by Mr. Garabedian upon the occurrence of any of the following: (i) the assignment of a different title or change that results in a material reduction in Mr. Garabedian’s duties or responsibilities; (ii) a material reduction by us in Mr. Garabedian’s base compensation, other than a salary reduction that is part of a general salary reduction affecting employees generally and provided the reduction is not greater, percentage-wise, than the reduction affecting other employees generally, or failure to provide an annual increase in base compensation commensurate with other executives; provided, however, in determining whether to provide an annual increase in base compensation commensurate with an annual increase provided to other executives, we could take into account factors such as market levels of compensation, Mr. Garabedian’s overall performance, and other factors reasonably considered by our compensation committee and/or Board, so long as such determination is not made in bad faith with the intent to discriminate against Mr. Garabedian; or (iii) relocation of Mr. Garabedian’s principal place of business of greater than 75 miles from its then location. Mr. Garabedian was required to provide notice to us of the existence of such event within 90 days of the first occurrence of such event, and we will have 30 days to remedy the condition, in which case no Good Reason shall exist. If we fail to remedy the condition within such 30 day period, Mr. Garabedian was required to terminate employment within 2 years of the first occurrence of such event.

If the severance and other benefits provided in the Employment Agreement, or otherwise payable to Mr. Garabedian, would be subject to the golden parachute excise tax, then, Mr. Garabedian’s severance benefits would be either delivered in full, or delivered as to such lesser extent which would result in no portion of the severance benefits being subject to such excise tax, whichever result is superior for Mr. Garabedian on an after-tax basis.

Effective January 1, 2013, in addition to the benefits set forth above, if Mr. Garabedian, upon or within 12 months following a “Change of Control” were terminated for reasons other than “Cause,” death or disability, or he resigns for “Good Reason,” then subject to his execution of a release of claims in a form we provide, he will be entitled to the severance benefits described above, plus 100% of his annual target bonus amount and 24 months of Company-reimbursed COBRA coverage.

Effective March 31, 2015, Mr. Garabedian resigned from his positions as Director, President and Chief Executive Officer of the Company.

Arthur M. Krieg, M.D. — Former Senior Vice President, Chief Scientific Officer

Pursuant to a settlement agreement entered into in connection with a dispute over his July 2014 termination, Dr. Krieg was paid a lump sum payment of $425,000 by the Company in 2015. Under the terms of the settlement agreement, Dr. Krieg agreed to certain restrictive covenants, including a covenant not to solicit the Company’s employees for a period of 12 months following his termination, a covenant to protect confidential information, and a covenant not to disparage the Company or any of its affiliates. Dr. Krieg also agreed in the settlement agreement to settle and release certain claims he and his affiliates may have had against the Company.

Potential Changes to Director and Executive Officer Compensation

On September 23, 2014, a derivative suit was filed against the Board with the Court of Chancery of the State of Delaware (Terry McDonald, derivatively on behalf of Sarepta Therapeutics, Inc., et. al vs. Goolsbee et. al., No. 10157). The claims allege, among other things, that (i) the Company’s non-employee directors paid themselves allegedly excessive compensation for 2013 (including raising the number of options issued to non-employee directors from 5,000 in 2012 to 20,000 in 2013), (ii) that the compensation for the Company’s Chief Executive Officer was also allegedly excessive and such fees were the basis for the Chief Executive Officer not objecting to or stopping the excessive fees for the non-employee directors, and (iii) that the disclosure in the 2013 proxy statement was deficient. The relief sought, amongst others, are disgorgement and rescindment of allegedly excessive or unfair payments and equity grants to the Chief Executive Officer and directors, unspecified damages plus interest, a class action declaration for the suit, declaring approval of the Company’s Amended and Restated 2011 Equity Plan at the 2013 meeting ineffective and a revote for approved amendments, correction of misleading disclosures and plaintiff’s attorney fees. The Parties have reached an agreement in principle for the settlement of the suit.

The agreement to settle the suit has not yet been finalized by the parties, or submitted for approval by the Court of Chancery, which will have the power to approve or reject the agreement in principle. The agreement in principle, along with each of its individual terms, remains subject to modification or rescission by either the Defendant Directors or Plaintiff Terry McDonald. As of the time of this proxy filing (but still subject to changes by either party and approval by the Court of Chancery as described above) the terms of the agreement in principal for the settlement of the suit include: disclosure and rescission of certain stock options granted to CEO Chris Garabedian in the calendar year 2012 that unintentionally exceeded the applicable Amended and Restated 2011 Equity Plan annual limits and the adoption of certain corporate procedures.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Compensation Committee Report

The information contained in this report will not be deemed to be “soliciting material,” or to be “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

In reliance on the reviews and discussions referred to above, and the review and discussion of the section captioned “Compensation Discussion and Analysis” with our management, the compensation committee has recommended to the Board, and the Board has approved, that the section captioned “Compensation Discussion and Analysis” be included in the Annual Report on Form 10-K for the year ended December 31, 2014 and this proxy statement for our 2015 Annual Meeting of stockholders.

COMPENSATION COMMITTEE

M. Kathleen Behrens, Ph.D. (Chairwoman)
John Hodgman
William Goolsbee
Gil Price, M.D.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for 2014, 2013 and 2012, as applicable. Based on the fair value of equity awards granted to named executive officers in 2014 (and in 2015 for work performed in 2014), the allocation of total compensation to our executive officers was as shown in the table below. “Salary,” which includes base salary as well as any sign-on bonuses received, accounted for approximately 10% of the total compensation of the named executive officers, incentive compensation including performance-based bonuses and stock option grants accounted for approximately 89% of the total compensation of the named executive officers, and all other compensation including benefits and severance, if applicable, accounted for approximately 2% of the total compensation of the named executive officers.

Name and Principal Position	Year	Salary ($)	Sign-on Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Edward M. Kaye, M.D. Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer	2014	399,017	—	—	1,155,231	131,676	17,997	1,703,921
	2013	377,650	—	—	2,086,290	167,213	17,797	2,648,950
	2012	364,000	—	—	613,634	165,620	10,685	1,153,939
Sandesh Mahatme Senior Vice President, Chief Financial Officer	2014	443,722	—	—	1,522,805	150,865	65,637	2,183,029
	2013	427,167	30,000	—	3,129,435	213,945	78,523	3,879,070
	2012	67,836	130,000	—	4,600,950	37,570	598	4,836,954
David Tyronne Howton, Jr. Senior Vice President, General Counsel and Corporate Secretary	2014	393,407	—	—	1,155,231	133,758	12,518	1,694,914
	2013	376,913	—	—	2,086,290	165,178	12,318	2,640,699
	2012	59,856	—	—	2,760,570	29,006	459	2,849,891
Jayant Aphale, Ph.D. Senior Vice President, Technical Operations	2014	335,936	—	—	735,147	131,676	72,527	1,275,286
	2013	320,463	—	—	2,086,290	141,728	49,723	2,598,204
	2012	310,000	—	—	193,159	120,900	43,691	667,750
Christopher Garabedian Former President and Chief Executive Officer(5)	2014	603,200	—	—	3,990,798	289,536	119,492	5,003,026
	2013	580,000	—	—	8,576,970	362,500	182,022	9,701,492
	2012	490,000	—	73,500	1,741,757	318,500	16,754	2,640,511
Arthur M. Krieg, M.D. Former Senior Vice President, Chief Scientific Officer(6)	2014	418,000	—	—	3,995,365	—	1,856	4,415,221
	2013	—	—	—	—	—	—	—
	2012	—		—	—	—	—	—

(1)	Amounts shown represent sign-on bonuses paid in connection with such named executive officers’ commencement of employment with us. With respect to Mr. Mahatme’s sign-on bonus, pursuant to the terms of his offer letter, $130,000 of his sign-on bonus was paid on the first regularly-scheduled payroll date, and the second portion was paid on or after March 15, 2013.
(2)	The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of awards during each year calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 13 to the consolidated financial statements set forth in our Annual Report on Form 10-K for 2014, filed with the SEC on February 26, 2015. See the table below captioned “Grants of Plan Based Awards in 2014” for additional information on equity awards granted in 2014.
(3)	Non-Equity Incentive Plan Compensation includes awards earned under our annual incentive bonus plan. See the table below captioned “Grants of Plan Based Awards in 2014” and the “Compensation Discussion and Analysis” above for additional information.

(4)	The amounts disclosed under the column entitled “All Other Compensation” include the following for 2014:

Name	Relocation and Temporary Living Expenses	Tax Gross-ups of Relocation and Temporary Living Expenses	Matching Contributions to 401(k) Account	Premiums	Total
Edward M. Kaye, M.D.	—	—	$10,400	$7,597	$17,997
Sandesh Mahatme	$16,381	$14,821	$10,400	$24,035	$65,637
David Tyronne Howton, Jr.	—	—	$10,400	$2,118	$12,518
Jayant Aphale, Ph.D.	$34,449	$25,607	$10,400	$2,071	$72,527
Christopher Garabedian	$55,000	$49,762	$10,400	$4,330	$119,492
Arthur M. Krieg, M.D.	—	—	—	$1,856	$1,856

Amounts in the “Premiums” column were payments made by the Company under its supplemental long term disability plan for the named executive officers. For Mr. Mahatme, the amount in this column also reflects reimbursements in the amount of $20,395 for an individually-purchased policy for an additional $500,000 in coverage that Mr. Mahatme was ineligible to receive under the Company’s group life insurance plan. See the discussion above under the section captioned “Employment Agreements with Named Executive Officers” for a discussion of our employment arrangements with our named executive officers.

(5) Mr. Garabedian resigned as Director, President and Chief Executive Officer on March 31, 2015. The option numbers in the summary compensation table include the 24,167 options granted to Mr. Garabedian in 2012 that may be rescinded in connection with a derivative suit settlement due to an unintentional plan overage (See “Compensation Discussion and Analysis — Potential Changes to Director and Executive Compensation”).

(6) Dr. Krieg was hired by the Company in January 2014, at which time he was granted an inducement grant under NASDAQ listing Rule 5635(c)(4) of an option to purchase 275,000 shares of our common stock. This option was forfeited in connection with the termination of his employment with the Company in July 2014. In connection with a dispute over his termination, Dr. Krieg and the Company entered into a settlement agreement under which Dr. Krieg was paid $425,000 by the Company in 2015.

Grants of Plan Based Awards in 2014

Name	Award	Grant Date	Target ($)(1)	Maximum ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(2)
(a)		(b)	(d)	(e)	(j)	(k)	(l)
Edward M. Kaye, M.D. Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer	Stock Options	2/28/2014			55,000	29.03	1,155,231
	Annual Incentive		159,607	239,410
Sandesh Mahatme Senior Vice President, Chief Financial Officer	Stock Options	2/28/2014			72,500	29.03	1,522,805
	Annual Incentive		177,489	266,233
David Tyronne Howton, Jr. Senior Vice President, General Counsel and Corporate Secretary	Stock Options	2/28/2014			55,000	29.03	1,155,231
	Annual Incentive		157,363	236,044
Jayant Aphale, Ph.D. Senior Vice President, Technical Operations	Stock Options	2/28/2014			35,000	29.03	735,147
	Annual Incentive		134,374	201,562
Christopher Garabedian Former President and Chief Executive Officer(5)	Stock Options	2/28/2014			190,000	29.03	3,990,798
	Annual Incentive		361,920	904,800

(1)	Amounts represent the annual incentive bonus target and maximum payment amounts for each named executive officer. The actual amounts paid to each of the named executive officers for 2014 are set forth in the Summary Compensation Table above.
(2)	These amounts represent the grant date fair value of option awards granted in 2014 determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during 2014. For a more detailed description of the assumptions used for purposes of determining grant date fair value see Note 13 to the consolidated financial statements set forth in our Annual Report on Form 10-K for 2014, filed with the SEC on February 26, 2015.
(3)	This column contains the 2014 annual incentive awards to each named executive officer approved by the compensation committee and granted on February 28, 2014.
(4)	This column denotes the exercise price for the 2014 annual grants.
(5)	Mr. Garabedian resigned as Director, President and Chief Executive Officer on March 31, 2015. The option numbers in the summary compensation table include the 24,167 options granted to Mr. Garabedian in 2012 that may be rescinded in connection with a derivative suit settlement due to an unintentional plan overage (See “Compensation Discussion and Analysis — Potential Changes to Director and Executive Compensation”).

Outstanding Equity Awards at 2014 Year End

The following table provides information with respect to outstanding equity awards held by each of our named executive officers on December 31, 2014, based on the closing price of $14.47 per share of our common stock on December 31, 2014:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Options Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(d)		(e)	(f)
Edward M. Kaye, M.D., Interim Chief Executive Officer, Senior Vice President, Chief Medical Officer	123,959	17,708	(11)			8.28	6/20/2021
	46,083	32,917	(5)			10.08	8/23/2022
	7,568	3,783	(4)			5.40	4/24/2022
	16,875	28,125	(7)			34.92	6/4/2023
	—			39,938	(8)	34.92	6/4/2023
	—	55,000	(13)			29.03	2/28/2024
Sandesh Mahatme, Senior Vice President, Chief Financial Officer	52,083	47,917	(9)			23.85	11/5/2022
	78,125	71,875	(10)			23.85	11/5/2022
	25,312	42,188	(7)			34.92	6/4/2023
	—			59,906	(8)	34.92	6/4/2023
	—	72,500	(13)			29.03	2/28/2024
David Tyronne Howton, Jr., Senior Vice President, General Counsel and Corporate Secretary	78,125	71,875	(9)			23.85	11/5/2022
	16,875	28,125	(7)			34.92	6/4/2023
	—			39,938	(8)	34.92	6/4/2023
	—	55,000	(13)			29.03	2/28/2024

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Options Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(d)		(e)	(f)
Jayant Aphale, Ph.D., Senior Vice President, Technical Operations	75,000	25,000	(12)			4.62	12/22/2021
	15,531	11,094	(5)			10.08	8/23/2022
	16,875	28,125	(7)			34.92	6/4/2023
	—			39,938	(8)	34.92	6/4/2023
	—	35,000	(13)			29.03	2/28/2024
Christopher Garabedian, Former President and Chief Executive Officer(14)	10,000	—	(1)			7.80	6/8/2020
	310,069	6,597	(2)			13.02	1/3/2021
	27,778	5,555	(3)			7.44	8/31/2021
	27,223	13,611	(4)			5.40	4/24/2022
	87,500	62,500	(5)			10.08	8/23/2022
	40,833	29,167	(6)			10.08	8/23/2022
	69,375	115,625	(7)			34.92	6/4/2023
	—			164,188	(8)	34.92	6/4/2023
	—	190,000	(13)			29.03	2/28/2024

(1)	This stock option fully vested on June 8, 2014, and vests at a rate of 25% of the shares underlying the option on each of the first four anniversaries of June 8, 2010, subject to each such holder continuing to provide services through each such vesting date.
(2)	This stock option fully vested on January 3, 2015, and vests at a rate of 25% of the shares underlying the option on January 3, 2012 and 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.
(3)	This stock option fully vests on August 31, 2015, and vests at a rate of 25% of the shares underlying the option on August 31, 2012 and 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.
(4)	This stock option fully vests on April 24, 2016, and vests at a rate of 25% of the shares underlying the option on April 24, 2013 and 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.
(5)	This stock option fully vests on August 23, 2016, and vests at a rate of 25% of the shares underlying the option on August 23, 2013 and 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.
(6)	This SAR fully vests on August 23, 2016, and vests at a rate of 25% of the shares underlying the SAR on August 23, 2013 and 1/48th of the shares underlying the SAR on each monthly anniversary thereafter, subject to the holder’s continuing to provide services through each such vesting date. See Note 14.
(7)	This stock option fully vests on June 4, 2017, and vests at a rate of 25% of the shares underlying the option on June 4, 2014 and 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(8)	The vesting conditions of these performance-based stock option grants are based upon the employee rendering service over the service condition and that vesting would be achieved based on performance targets referenced by the Company (FDA approvals of the Company’s product and IND filings), detailed below.

Performance Milestones

1. FDA Approval of eteplirsen:

a.	If achieved during 2014: 100% of the performance grant will become eligible for time-based vesting
b.	If achieved during 2015: 75% of the performance grant will become eligible for time-based vesting
c.	If achieved during 2016: 50% of the performance grant will become eligible for time-based vesting

2. IND Filings:

a.	If three new INDs are filed...
º	during 2014: 40% of the performance grant will become eligible for time-based vesting
º	during 2015: 20% of the performance grant will become eligible for time-based vesting
b.	If two new INDs are filed...
º	during 2014: 30% of the performance grant will become eligible for time-based vesting
º	during 2015: 15% of the performance grant will become eligible for time-based vesting
c.	If one new IND is filed....
º	during 2014: 20% of the performance grant will become eligible for time-based vesting
º	during 2015: 10% of the performance grant will become eligible for time-based vesting

The grants will never vest if none of the cited milestones are achieved, or will vest only partially depending upon the achievement of the milestones. Upon achievement of a specific milestone, the specified percentage of the performance grant associated with that milestone will become eligible for vesting, provided that no more than 100% of the shares subject to the options will be eligible to vest at any time, and the vesting period for those options will run from the original date of the grant, June 4, 2013, over the course of the normal four year vesting period, with 25% of those options vesting on June 4, 2014 and  1/48th of the options vesting on a monthly basis over the remaining months until the options tied to that milestone are fully vested on June 4, 2017.

(9)	This stock option fully vests on November 5, 2016, and vests at a rate of 25% of the shares underlying the option on November 5, 2013 and 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.
(10)	This SAR fully vests on November 5, 2016, and vests at a rate of 25% of the shares underlying the SAR on November 5, 2013 and 1/48th of the shares underlying the SAR on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.
(11)	This stock option fully vests on June 20, 2015, and vests at a rate of 25% of the shares underlying the option on June 20, 2012 and 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.

(12)	This stock option fully vests on December 22, 2015, and vests at a rate of 25% of the shares underlying the option on December 22, 2012 and 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.
(13)	This stock option fully vests on February 28, 2018, and vests at a rate of 25% of the shares underlying the option on February 28, 2015 and 1/48th of the shares underlying the option on each monthly anniversary thereafter, subject to each such holder continuing to provide services through each such vesting date.
(14)	Mr. Garabedian resigned as Director, President and Chief Executive Officer on March 31, 2015. Includes 24,167 options granted to Mr. Garabedian that may be subject to rescission in connection with the settlement of a derivative suit due to an unintentional plan overage (See “Compensation Discussion and Analysis — Potential Changes to Director and Executive Compensation”).

2014 Option Exercises and Stock Vested For Named Executive Officers

	Stock Awards
Name	Number of Securities Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(e)	(f)
Christopher Garabedian, Former President and Chief Executive Officer	3,402 (1)	129,922

(1)	Represents 3,402 shares acquired upon the vesting of restricted stock on April 24, 2014 pursuant to an award granted to Mr. Garabedian on April 24, 2012. Other than the vesting of RSUs held by Christopher Garabedian, our Former President and Chief Executive Officer, none of our named executive officers exercised any stock options during 2014 or vested in any restricted stock. Mr. Garabedian resigned as Director, President and Chief Executive Officer on March 31, 2015.

2014 Pension Benefits

None of our named executive officers are entitled to pension benefits or other payments of benefits pursuant to any established plan following retirement.

2014 Nonqualified Deferred Compensation

None of our named executive officers are entitled to benefits under any nonqualified defined contribution or nonqualified deferred compensation plans.

Potential Payments upon Termination or a Change in Control

The table below reflects the amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment (within 12 months following a change in control or outside of such period), or in the event of a change in control without termination of such executive’s employment. The amount of compensation payable to each named executive officer (i) upon termination without cause before or after 12 months following a change in control, (ii) upon termination without cause or resignation for good reason upon or within 12 months following a change in control, and (iii) in connection with a change of control, is shown below. The amounts shown assume that such termination or change in control, as applicable, was effective as of December 31, 2014, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon the occurrence of the relevant triggering event. The table below reflects the agreements with our named executive officers in place as of December 31, 2014.

Name	Benefit (a)	Before a Change in Control or After 12 Months Following a Change in Control, Termination w/o Cause ($) (b)	Upon or Within 12 Months Following a Change in Control, Termination w/o Cause or Resignation for Good Reason ($) (c)	Change in Control ($)(1) (g)
Edward M. Kaye, M.D., Senior Vice President, Chief Medical Officer(2)	Cash Severance	—	758,132	—
	Accelerated Vesting of Equity Awards	—	288,430	288,430
	COBRA Continuation	—	27,277	—
	Total		1,073,839	288,430
Sandesh Mahatme, Senior Vice President, Chief Financial Officer(3)	Cash Severance	—	843,072	—
	Accelerated Vesting of Equity Awards Period	—	—	—
	COBRA Continuation	—	27,410	—
	Total	—	870,482	—
David Tyronne Howton, Jr., Senior Vice President, General Counsel and Corporate Secretary(3)	Cash Severance	—	747,806	—
	Accelerated Vesting of Equity Awards	—	—	—
	COBRA Continuation			—
	Total	—	—
			20,333	—
		—	767,806
Jayant Aphale, Ph.D. Senior Vice President, Technical Operations(3)	Cash Severance	—	638,278	—
	Accelerated Vesting of Equity Awards	—	294,953	294,953
	COBRA Continuation	—	27,410	—
	Total	—	960,641	294,953
Christopher Garabedian, Former President and Chief Executive Officer(2)	Cash Severance	603,200	1,568,320	—
	Accelerated Vesting of Equity Awards	287,244	574,487	574,487
	COBRA Continuation	—	36,547	—
	Total	926,349	2,179,354	574,487
Arthur M. Krieg, M.D. Former Senior Vice President, Chief Scientific Officer(4)	Cash Severance	425,000	—	—
	Accelerated Vesting of Equity Awards	—	—	—
	COBRA Continuation	—	—	—
	Total	425,000	—	—

(1)	Pursuant to the terms of our 2002 Plan, Restated Plan and the non-plan inducement grant in 2011 made to Dr. Kaye (the “Inducement Grant”) upon the occurrence of a change in control (as separately defined in each of the 2002 Plan, the Restated Plan and the Inducement Grant) of the Company, where a successor corporation does not assume or substitute outstanding awards, all awards granted shall immediately become exercisable or shall vest without any further action or passage of time. The stated dollar amounts in this column reflect the spread value of all unvested equity awards held by each named executive officer, assuming a stock price of $14.47 per share, the closing price of our common stock on the NASDAQ Global Market on December 31, 2014, the last trading day of our 2014 fiscal year.
(2)	Under the employment agreement in place for Mr. Garabedian as of December 31, 2014, upon termination of Mr. Garabedian’s employment by us without “Cause” (as defined in his Employment Agreement) either before a “Change of Control” (as defined in his Employment Agreement) or after 12 months following a Change of Control, he was entitled to (i) continued payment of his base salary for 12 months from the date of termination, (ii) accelerated vesting on 50% of his outstanding and unvested equity awards, and (iii) an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination. Upon termination of Mr. Garabedian’s employment by us without cause or resignation by him for “Good Reason” (as defined in his Employment Agreement) either upon or within 12 months following a Change of Control, Mr. Garabedian was entitled to (i) continued payment of his base salary for 24 months from the date of termination, (ii) an amount equal to 100% of his annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum, (iii) accelerated vesting on all of his outstanding and unvested equity awards, (iv) an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination and (v) if Mr. Garabedian were to elect to receive continued healthcare coverage pursuant to COBRA, payment or reimbursement for him and his eligible dependents would continue for up to 24 months following the date of termination. The receipt of the benefits described herein is contingent upon Mr. Garabedian signing a release of claims in a form we provide.

Effective March 31, 2015, Mr. Garabedian resigned from his positions as Director, President and Chief Executive Officer of the Company. See the discussion above under “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers.”

(3)	Upon termination of the named executive officer’s employment by us without “Cause” or due to a “Constructive Termination” (each, as defined in our Senior Vice President Change in Control Severance Agreement) either upon or within 12 months following a change in control, the named executive officer is entitled to (i) an amount equal to 18 months of his base salary at the rate in effect immediately prior to such termination payable in a cash lump sum, (ii) an amount equal to 100% of his annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum, (iii) accelerated vesting on all of his outstanding and unvested equity awards, and (iv) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, payment or reimbursement for him and his eligible dependents for up to 18 months following the date of termination. The receipt of the benefits described herein is contingent upon the named executive officer signing a release of claims in a form we provide.

For further discussion of our obligations on a change in control, or termination of a named executive officer, see also the discussion above under “Post-Employment Benefits and Change in Control Arrangements for the Company’s Named Executive Officers.”

(4)	As noted above, Dr. Krieg’s employment with us terminated in July 2014. Pursuant to a settlement agreement entered into in connection with a dispute over his July 2014 termination, Dr. Krieg was paid a lump sum payment of $425,000 by the Company in 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

Pursuant to the Code of Conduct, authorization from the audit committee is required for a director or officer to enter into a related party transaction or a similar transaction which could result in a conflict of interest. Conflicts of interest are prohibited unless specifically authorized in accordance with the Code of Conduct. We are not aware of any related party transactions during the last fiscal year that would require disclosure.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and Section 16 officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and NASDAQ. Such directors, officers, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2014, our directors, Section 16 officers, and 10% stockholders complied with all Section 16(a) filing requirements.

Compensation Committee Interlocks and Insider Participation

During 2014, M. Kathleen Behrens, Ph.D. (Chairwoman), John Hodgman, William Goolsbee and Gil Price, M.D. served on our compensation committee. During 2014, no member of our compensation committee was an officer or employee or formerly an officer of the Company, and no member had any relationship that would require disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers has served on the Board or the compensation committee (or other Board committee performing equivalent functions) of any other entity, one of whose executive officers served on our Board or on our compensation committee.

ANNUAL REPORT

A copy of our combined Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2014, will be mailed to the stockholders of record as of April 8, 2015 together with the mailing of this proxy statement.

An additional copy of our Annual Report may be obtained from our website, www.sarepta.com, or can be furnished, without charge, to beneficial stockholders or stockholders of record upon request in writing to Investor Relations, Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142, or by telephone to (617) 274-4000. Copies of exhibits to our Annual Report on Form 10-K are available for a reasonable fee.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

By Order of the Board of Directors,

Cambridge, MA April 30, 2015
David Tyronne Howton, Jr.
Senior Vice President, General Counsel and Corporate Secretary

SAREPTA
THERAPEUTICS

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 1, 2015.

Vote by Internet

- Go to **www.envisionreports.com/SRPT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote "FOR" all the nominees listed and "FOR" Proposals 2, 3, 4 and 5.

1. ELECTION OF DIRECTORS.
Elect the following three Group II directors to hold office until the 2017 annual meeting of stockholders, or until their successors are earlier elected and qualified:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - M. Kathleen Behrens, Ph.D.	☐	☐	☐	02 - Richard J. Barry	☐	☐	☐	03 - Claude Nicaise, M.D.	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐	3. AMENDMENT TO AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN.	☐	☐	☐
4. AMENDMENT TO CERTIFICATE OF INCORPORATION.	☐	☐	☐	5. RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2015.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

022XOD

APPENDIX A

AMENDMENT TO THE AMENDED AND RESTATED SAREPTA THERAPEUTICS, INC. 2011
EQUITY INCENTIVE PLAN

AMENDMENT NO. 1
TO THE
SAREPTA THERAPEUTICS, INC.
AMENDED AND RESTATED 2011 INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of Sarepta Therapeutics, Inc. (the “Company”) and the stockholders of the Company (the “Shareholders”) previously adopted and approved the Sarepta Therapeutics, Inc. 2011 Amended and Restated Equity Incentive Plan (as amended and/or restated, the “Plan”); and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan, subject to approval by the Shareholders, to increase the number of authorized shares under the Plan by 1,700,000 shares of common stock of the Company is authorized under the Plan;

NOW, THEREFORE, the Plan hereby is amended, effective on the date of approval by the Board, as follows:

1. The first sentence of Section 3(a) of the Plan, entitled “Stock Subject to the Plan,” shall be replaced in its entirety by the following: “Subject to adjustment pursuant to Section 15(a) of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 6,236,903 Shares, plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan (the “2002 Plan”) that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 514,161 shares; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.41 shares for each Share delivered in settlement of any Full Value Award and, provided further, that no more than 5,000,000 shares may be issued upon the exercise of Incentive Stock Options.”

2. Except as modified herein, the Plan is hereby specifically ratified and affirmed.

This Amendment No. 1 to the Plan is adopted by the Board effective as of the date of approval by shareholders at the 2015 Annual Meeting.

APPENDIX B

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SAREPTA THERAPUETICS, INC.

1. Amendment to Paragraph A. of Article IV.  Paragraph A. of Article IV is hereby amended in its entirety to read as follows:

“ARTICLE IV

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is One Hundred and Five Million Five Hundred Thousand (105,500,000) shares, consisting of Ninety-Nine Million (99,000,000) shares which shall be Common Stock and Six and a Half Million (6,500,000) shares which shall be Preferred Stock. The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share.”

* * *

Except as amended above in this Amendment, the Amended and Restated Certificate of Incorporation shall remain in full force and effect.